AMENDED AND RESTATED
                       TRUST SALE AND SERVICING AGREEMENT




                                      AMONG

                           WORLD OMNI FINANCIAL CORP.
                                    SERVICER

                                    WODFI LLC
                                   TRANSFEROR

                                       AND

                          WORLD OMNI MASTER OWNER TRUST
                                      TRUST

                         DATED AS OF _________ __, 2000




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                                                 TABLE OF CONTENTS
                                                                                                               Page
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ARTICLE  I
         DEFINITIONS..............................................................................................1
                  SECTION 1.1           Definitions...............................................................1

ARTICLE  II
         CONVEYANCE OF RECEIVABLES................................................................................1
                  SECTION 2.1           Conveyance of Receivables.................................................1
                  SECTION 2.2           Acceptance by the Owner Trustee.   .......................................3
                  SECTION 2.3           Representations and Warranties of the Transferor Relating to the
                                        Transferor and the Agreement..............................................3
                  SECTION 2.4           Representations and Warranties of the Transferor Relating to the
                                        Receivables.   ...........................................................5
                  SECTION 2.5           Addition of Accounts.   ..................................................7
                  SECTION 2.6           Covenants of the Transferor..............................................10
                  SECTION 2.7           Removal of Eligible Accounts.  ..........................................10
                  SECTION 2.8           Removal of Ineligible Accounts.   .......................................12
                  SECTION 2.9           Transfer of Ineligible Receivables.......................................14

ARTICLE  III
         ADMINISTRATION AND SERVICING OF RECEIVABLES.............................................................15
                  SECTION 3.1           Acceptance of Appointment and Other Matters Relating to the
                                        Servicer.................................................................15
                  SECTION 3.2           Servicing Compensation...................................................17
                  SECTION 3.3           Representations, Warranties and Covenants of the
                                        Servicer.................................................................17
                  SECTION 3.4           Reports and Records......................................................20
                  SECTION 3.5           Annual Servicer's Certificate............................................21
                  SECTION 3.6           Annual Independent Public Accountants' Servicing
                                        Report...................................................................21
                  SECTION 3.7           Tax Treatment.  .........................................................22
                  SECTION 3.8           Notices to World Omni.  .................................................22
                  SECTION 3.9           Adjustments.   ..........................................................22
                  SECTION 3.10          Annual Servicing Transfer................................................23

ARTICLE  IV
         ALLOCATION AND APPLICATION OF COLLECTIONS...............................................................24
                  SECTION 4.1           [Reserved.]..............................................................24
                  SECTION 4.2           Establishment of Accounts................................................24
                  SECTION 4.3           Allocations and Applications of Collections and Other


                                                        -i-

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                                        Funds....................................................................25
                  SECTION 4.4           Excess Principal Collections.............................................26
                  SECTION 4.5           Excess Funding Account...................................................26
                  SECTION 4.6           Net Deposits.............................................................27

ARTICLE  V
         DISTRIBUTIONS AND REPORTS TO SECURITYHOLDERS............................................................27

ARTICLE  VI
         OTHER MATTERS RELATING TO THE SERVICER..................................................................27
                  SECTION 6.1           Liability of the Servicer.  .............................................27
                  SECTION 6.2           Merger or Consolidation of, or Assumption of,
                                        the Obligations of the Servicer .........................................27
                  SECTION 6.3           Limitation on Liability of the Servicer and Others.  ....................28
                  SECTION 6.4           Servicer Indemnification of the Trust,
                                        the Indenture Trustee and the Owner Trustee..............................28
                  SECTION 6.5           The Servicer Not to Resign...............................................30
                  SECTION 6.6           Access to the Documentation and Information Regarding the
                                        Receivables.  ...........................................................30
                  SECTION 6.7           Delegation of Duties.  ..................................................30
                  SECTION 6.8           Examination of Records.  ................................................30
                  SECTION 6.9           Additional Expenses.  ...................................................30

ARTICLE  VII
         SERVICING DEFAULTS......................................................................................31
                  SECTION 7.1           Servicing Defaults.......................................................31
                  SECTION 7.2           Indenture Trustee to Act; Appointment of Successor.    ..................33
                  SECTION 7.3           Notification to Securityholders..........................................34
                  SECTION 7.4           Waiver of Past Defaults..................................................34

ARTICLE  VIII
         MISCELLANEOUS PROVISIONS................................................................................35
                  SECTION 8.1           Amendment.   ............................................................35
                  SECTION 8.2           No Petition Covenant.  ..................................................36
                  SECTION 8.3           GOVERNING LAW.  .........................................................36
                  SECTION 8.4           Notices.  ...............................................................36
                  SECTION 8.5           Severability of Provisions.  ............................................36
                  SECTION 8.6           Assignment...............................................................36
                  SECTION 8.7           Further Assurances.  ....................................................37
                  SECTION 8.8           No Waiver; Cumulative Remedies.  ........................................37
                  SECTION 8.9           Counterparts.  ..........................................................37
                  SECTION 8.10          Third-Party Beneficiaries.  .............................................37


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                  SECTION 8.11          Action by Owner Trustee.  ...............................................37
                  SECTION 8.12          Merger and Integration.  ................................................37
                  SECTION 8.13          Headings.  ..............................................................37
                  SECTION 8.14          Effect of Amendment and Restatement......................................37


Exhibit A         Form of Assignment of Receivables in Additional Accounts
Exhibit B         Form of Annual Servicer's Certificate
Exhibit C         Forms of Opinion of Counsel
Exhibit D         Form of Reassignment of Receivables in Removed Accounts

APPENDIX A                 Definitions and Rules of Construction
APPENDIX B                 Notice Addresses and Procedures

SCHEDULE 1                 List of Accounts
SCHEDULE 2                 Proceedings
SCHEDULE 3                 List of Trust Accounts
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                  THIS TRUST SALE AND SERVICING AGREEMENT was originally made as of November 22, 1999 (the "Original Trust Sale and Servicing Agreement"), and is amended and restated effective ________ __, 2000, by and among WORLD OMNI FINANCIAL CORP., a Florida corporation, (the "Servicer"), WODFI LLC, a Delaware limited liability company, (the "Transferor"), and World Omni Master Owner
Trust, a Delaware business trust (the "Trust").

                  In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders and the Beneficiaries to the extent provided herein:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.1 Definitions. Certain capitalized terms in this Agreement are defined in and shall have the respective meanings assigned to them in Part I of Appendix A to this Agreement. All references herein to "the Agreement" or "this Agreement" are to this Trust Sale and Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of Appendix A shall be applicable to this Agreement.

                                   ARTICLE II
                            CONVEYANCE OF RECEIVABLES

                  SECTION 2.1 Conveyance of Receivables. In consideration of the Issuer's delivery to the Transferor of the Certificate, the Transferor does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Certificateholders and the other Beneficiaries on the Initial Closing Date, in the case of the Initial Accounts, and on the applicable Addition Date, in the case of Additional Accounts, (a) all of its right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Transferor at the close of business on the Initial Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due thereon (including all interest accruing thereon after October 31, 1999, whether paid or payable) and all amounts received with respect thereto and all proceeds of all of the foregoing (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the applicable jurisdiction where either the Transferor's or World Omni's chief executive offices or books and records relating to the Receivables are located, and Recoveries) thereof (including, with respect to any Purchased Participation Receivables, all of the Transferors rights, remedies, powers and privileges with respect to such Receivables under the related participation agreement) and (b) all of the Transferor's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement. As of each Business Day, prior to the earlier of
(i) the occurrence of an Early Amortization Event specified in Section 5.17,
(b), (c), (d)

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or (e) of the Indenture and (ii) the Trust Termination Date, on which
Receivables are created in the Accounts (a "Transfer Date"), the Transferor does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Certificateholders and the Beneficiaries, all of its right, title and interest in, to and under the Receivables in each Account (other than any Receivables created in any Designated Accounts from and after the applicable Removal Date) and all Collateral Security with respect thereto owned by the Transferor at the close of business on such Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the applicable jurisdiction, and Recoveries) of all of the foregoing. Such property, together with all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series Account, any Enhancements and the Collateral Security with respect to the Receivables shall collectively constitute the assets of the Trust (the "Trust Assets"). The foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Trust, the Owner Trustee, the Indenture Trustee, any Agent or any Beneficiary of any obligation of the Servicer, the Transferor, World Omni any other Originator or any other Person in connection with the Accounts, the Receivables or any Participation Interest or under any agreement or instrument relating thereto (including any Participation Agreement), including any obligation to any Dealers.

                  In connection with such sales, the Transferor agrees to record and file, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper, accounts and general intangibles (as defined in Sections 9-105 and 9-106 of the UCC as in effect in the applicable jurisdiction where either the Transferor's or World Omni's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Owner Trustee on or prior to the Initial Closing Date, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts. The Owner Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

                  In connection with such sales, the Transferor further agrees, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, the applicable Addition Date, in the case of Additional Accounts, and the applicable Removal Date, in the case of Removed Accounts, (a) to cause the Servicer to indicate in its computer files as required by the Receivables Purchase Agreement, that the Receivables created in connection with the Accounts (other than Removed Accounts) have been sold, and the Collateral Security assigned, to the Transferor in accordance with the Receivables Purchase Agreement and sold to the Trust pursuant to this Agreement for the benefit of the Certificateholders and the Beneficiaries and (b) to deliver to the Owner Trustee and the Indenture Trustee (or cause World Omni to do so) a computer file or microfiche or written list containing a true and complete list of all such Accounts

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(other than Removed Accounts) specifying for each such Account, as of the
Initial Cut-Off Date, in the case of the Initial Accounts, and the applicable Additional Cut-Off Date, in the case of Additional Accounts, (i) its account number and (ii) the aggregate amount of Principal Receivables in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Neither the Owner Trustee nor the Indenture Trustee shall be under any obligation whatsoever to verify the accuracy or completeness of the information contained in Schedule 1 from time to time. In addition, in connection with such sales, the Transferor shall deliver within 10 days after the Initial Closing Date in the case of the Initial Accounts or the applicable Addition Date in the case of Additional Accounts to the Owner Trustee all documents constituting "instruments" (as defined in the UCC as in effect in the applicable jurisdiction) with such endorsements attached as the Owner Trustee may reasonably require.

                  SECTION 2.2 Acceptance by the Owner Trustee. The Owner Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.1 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of the Certificateholders and the Beneficiaries. The Owner Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Owner Trustee (i) all documents evidencing the Receivables which constitute "instruments" (as defined in the UCC as in effect in the applicable jurisdiction) and (ii) the computer file or microfiche or written list relating to the Initial Accounts described in the last paragraph of Section 2.1.

                  The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in the Basic Documents.

                  SECTION 2.3 Representations and Warranties of the Transferor Relating to the Transferor and the Agreement. The Transferor hereby represents and warrants to the Trust, the Indenture Trustee and to the Owner Trustee as of each Closing Date that:

                  (a) Organization and Good Standing. The Transferor is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (b) Due Qualification. The Transferor is duly qualified to do business and, where necessary, is in good standing as a foreign limited liability company (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

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                  (c) Due Authorization. The execution and delivery of this
Agreement and the other Basic Documents and the consummation of the transactions provided for or contemplated by this Agreement and the other Basic Documents by the Transferor, have been duly authorized by the Transferor by all necessary action on the part of the Transferor.

                  (d) No Conflict. The execution and delivery of this Agreement and the other Basic Documents, the performance of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or its properties are bound.

                  (e) No Violation. The execution and delivery of this Agreement, the other Basic Documents, the performance of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof and thereof applicable to the Transferor, will not conflict with or violate any material Requirements of Law applicable to the Transferor.

                  (f) No Proceedings. There are no proceedings or, to the best knowledge of the Transferor, investigations pending or threatened against the Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement or the other Basic Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the other Basic Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement and the other Basic Documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the other Basic Documents or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal, or any other applicable state, local or foreign jurisdiction's, income, single business or franchise tax systems.

                  (g) All Consents Required. All appraisals, authorizations, consents, orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and the other Basic Documents, the performance of the transactions contemplated by this Agreement and the other Basic Documents, and the fulfillment of the terms hereof and thereof, have been obtained.

                  (h) Enforceability. This Agreement and the other Basic documents each constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

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                  (i) Record of Accounts. As of the Initial Closing Date, in the
case of the Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Date, in the case of Removed Accounts, Schedule 1 to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the Initial Cut-Off Date, the applicable Additional Cut-Off Date or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date, such applicable Additional Cut-Off Date or such Removal Date, as the case may be.

                  (j) Valid Transfer. This Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the related Receivables and the Collateral Security and the proceeds thereof and all of the Transferor's rights, remedies, powers and privileges with respect to the Receivables under the Receivables Purchase Agreement and, upon the filing of the financing statements described in Section 2.1 with the Secretary of State in the applicable jurisdiction where either the Transferor's or World Omni's chief executive offices or books and records relating to the Receivables are located and, in the case of the Additional Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected ownership interest in such property, except for Liens permitted under Section 2.6(a). Except as otherwise provided in this Agreement, or the other Basic Documents, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Trust Assets.

                  The representations and warranties set forth in this Section
2.3 shall survive the transfer and assignment of the Receivables to the Trust. Upon discovery by the Transferor, the Owner Trustee, the Indenture Trustee, the Servicer, or any Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties, any Agent and to any Enhancement Providers.

                  In the event the Noteholders of a Series shall have exercised their right to have such Notes redeemed pursuant to Section 10.1(b) of the Indenture as a result of any breach of any of the representations and warranties set forth in this Section 2.3, the Transferor shall deposit into the applicable Principal Funding Account in immediately available funds on the Business Day preceding the Redemption Date, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Series Supplement. The obligation of the Transferor to make the deposit specified in this Section 2.3 will constitute the sole remedy to the Trust, the Noteholders (the Indenture Trustee on behalf of the Noteholders) or any other Person as a result of the breach of the representations and warranties set forth in this
Section 2.3.

                  SECTION 2.4 Representations and Warranties of the Transferor Relating to the Receivables.

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                  (a) Representations and Warranties. The Transferor hereby
represents and warrants to the Trust that:

                           (i) Each Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Trust free and clear of any Lien (other than the Lien held by World Omni subject to Article VII of the Receivables Purchase Agreement).

                           (ii) With respect to each Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable or Collateral Security to the Trust have been duly obtained, effected or given and are in full force and effect.

                           (iii) On the Initial Cut-Off Date and each Closing Date, each Initial Account is an Eligible Account and, in the case of Additional Accounts, on the applicable Additional Cut-Off Date and each subsequent Closing Date, each such Additional Account is an Eligible Account.

                           (iv) On the Initial Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each Receivable conveyed to the Trust on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with Section 2.9.

                  (b) Notice of Breach. The representations and warranties set forth in Section 2.4(a) shall survive the transfer and assignment of the Receivables to the Trust and the pledge to the Indenture Trustee under the Indenture. Upon discovery by the Transferor, the Owner Trustee, the Indenture Trustee, the Servicer, or any Agent, of a breach of any of the representations and warranties set forth in Section 2.4(a) the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

                  (c) Reassignment. In the event any representation or warranty under Section 2.4(a) is not true and correct as of the date specified therein with respect to any Receivable or Account and such breach has a material adverse effect on the Noteholders, then, within 30 days (or such longer period as may be agreed to in writing by the Indenture Trustee) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event given by the Owner Trustee, the Indenture Trustee, any Agent or any Enhancement Providers, the Transferor shall accept a reassignment of such Receivable or, in the case of such an untrue representation or warranty with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the day of such discovery or notice on the terms and conditions set forth in the next

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succeeding paragraph; provided, however, that no such reassignment shall be required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to in writing by the Indenture Trustee), the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured.

                  The Transferor shall accept a reassignment of each such Receivable by directing the Servicer to deduct, subject to the next sentence, the principal amount of such Receivables from the Pool Balance on or prior to the end of the Collection Period in which such reassignment obligation arises. If, following such deduction, the Pool Balance would be less than the Required Pool Balance on such date, then not later than 12:00 noon on the day on which such reassignment occurs, the Transferor shall deposit in the Collection Account in immediately available funds the amount (the "Transfer Deposit Amount") by which the Pool Balance would be less than the Required Pool Balance (up to the principal amount of such Receivables); provided that if the Transfer Deposit Amount is not deposited as required by this sentence, then the principal amounts of such Receivables shall only be deducted from the Pool Balance to the extent that the Pool Balance is not reduced below the Required Pool Balance and the Receivables the principal amounts of which have not been so deducted shall not be reassigned to the Transferor and shall remain part of the Trust, it being understood that the failure to remove Receivables pursuant to this proviso shall not limit the obligation of the Transferor to deposit the portion of the Transfer Deposit Amount not so deposited. Upon reassignment of any such Receivable, but only after payment by the Transferor of the Transfer Deposit Amount, if any, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivable, all Collateral Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Owner Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section
2.4. The obligation of the Transferor to accept a reassignment of any such Receivable and to pay any related Transfer Deposit Amount shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust, the Noteholders (or the Indenture Trustee on behalf of Noteholders) or any other Person.

                  SECTION 2.5 Addition of Accounts. Subject to the condition set forth in this Section 2.5, the Transferor may designate additional accounts to be included as Accounts (the "Additional Accounts").

                  (a) Required Addition of Accounts. If, as of the close of business on the last day of any Collection Period, the Pool Balance on such day is less than the Required Pool Balance as of the following Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date), then the Transferor shall, within five Business Days following the end of such Collection Period, designate and transfer to the Trust the Receivables (and the Collateral Security) of Additional Accounts of the Transferor to be included as Accounts in a sufficient amount such that after giving effect to such addition the Pool Balance as of the close of business on the Addition Date is at least equal to such Required Pool Balance. The failure of the Transferor to transfer Receivables to the Trust as


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provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided, however, that any such failure will nevertheless result in the occurrence of an Early Amortization Event described in Section 5.17 of the Indenture. In connection with the designation of any account as an Additional Account pursuant to this Section 2.5(a), each of the following conditions shall be satisfied with respect to such addition on or prior to the related Addition
Date:

                           (i) the Transferor shall have provided the Owner Trustee, the Indenture Trustee, any Agent, the Rating Agencies and any Enhancement Providers with a timely Addition Notice;

                           (ii) such Additional Accounts shall all be Eligible Accounts;

                           (iii) the Transferor shall have delivered to the Owner Trustee a duly executed written assignment (including an acceptance by the Owner Trustee) in substantially the form of Exhibit A (the "Assignment") and to the Owner Trustee and the Indenture Trustee the computer file or microfiche or written list required to be delivered pursuant to Section 2.1;

                           (iv) the Transferor shall, to the extent required by
         Section 4.3, have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

                           (v) (A) no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Beneficiaries shall have been used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii) shall be true and correct in all material respects as of the Additional Cut-Off Date and (C) as of each of the Notice Date and the Addition Date, neither World Omni nor the Transferor shall be insolvent nor will either of them be made insolvent by such transfer nor shall any of them be aware of any pending insolvency;

                           (vi) the Rating Agency Condition shall have been satisfied with respect to such addition;

                           (vii) the addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event or Investment Event;

                           (viii) the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, the Rating Agencies, and any Enhancement Providers a certificate confirming (A) the items set forth in paragraphs (ii) through (vii) above and (B) that the Transferor reasonably believes that the addition of the Receivables arising in such Additional Accounts will not result in the occurrence of an Early Amortization Event or Investment Event; and

                           (ix) on or before each Addition Date, the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, each applicable Rating Agency and any Enhancement Providers an Opinion of Counsel with respect to the Receivables in the Additional Accounts substantially in the form of Exhibit C.

                  Receivables and Collateral Security from such Additional Accounts shall be sold to the Trust effective on a date (the "Addition Date") specified in a written notice provided by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee, the Rating Agencies, any Agent and any Enhancement Providers specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the "Addition Notice") on or before the fifth Business Day but not more than the 30th day prior to the related Addition Date (the "Notice Date").

                  The Transferor hereby represents and warrants as of the applicable Addition Date as to the matters set forth in clause (v) above). Upon discovery by the Transferor, World Omni, any Agent, the Owner Trustee, the Indenture Trustee or any Enhancement Providers of a breach of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other parties, to any Agent and to any Enhancement Providers.

                  (b) Optional Addition of Accounts. The Transferor may from time to time, at its sole discretion, voluntarily designate Additional Accounts (other than Purchased Participation Receivables) to be included as Accounts and transfer to the Trust the Receivables (and the Collateral Security) of such Additional Accounts. (Additional Accounts designated in accordance with the provisions described in this Section 2.5(b) are referred to as "Automatic Additional Accounts".) Unless the Rating Agencies shall otherwise have consented in writing, neither the number of Automatic Additional Accounts designated with respect to any calendar quarter shall exceed 15% of the number of Accounts as of the first day of such calendar quarter, nor shall the number of Automatic Additional Accounts designated during any calendar year exceed 20% of the number of Accounts as of the first day of such calendar year. Within 30 days after the end of any calendar quarter, or such other period as shall be required by the Rating Agencies, in which Accounts are designated as Automatic Additional Accounts, the Transferor will deliver to the Owner Trustee and the Indenture Trustee and each Rating Agency an Opinion of Counsel with respect to the Automatic Additional Accounts included as Accounts in such quarter, confirming the validity and perfection of the transfer of such Automatic Additional Accounts. If such Opinion of Counsel with respect to any Automatic Additional Accounts is not so delivered, the ability of the Transferor to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing. If the Transferor is unable to deliver an Opinion of Counsel with respect to any Automatic Additional Account, such inability shall be deemed to be a breach of the representation and warranty with respect to the Receivables in such Automatic Additional Account, provided that the cure period for such breach will not exceed 30 days. In connection with the designation of any account as an Automatic Additional Account pursuant to this
Section 2.5(b), each of the conditions specified in clauses (ii), (iii), (iv),
(v), (vii) and, if required by the Rating Agencies, (ix) of Section 2.5(a) shall be satisfied with respect to such addition on or prior to the related Addition Date

                  SECTION 2.6 Covenants of the Transferor. The Transferor hereby covenants that:

                  (a) No Liens. Except for the conveyances hereunder or as provided in Section 2.1 of the Indenture, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any Collateral Security, whether now existing or hereafter created, or any interest therein, or the Transferor's rights, remedies, powers or privileges with respect to the Receivables under the Receivables Purchase Agreement (other than the Lien held by World Omni subject to Article VII of the Receivables Purchase Agreement and Participation Interests), and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables and the Collateral Security, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under World Omni.

                  (b) Delivery of Collections. In the event that the Transferor, World Omni or any Affiliate thereof receives payments in respect of Receivables, the Transferor and World Omni agree to pay or cause to be paid to the Servicer or any Successor Servicer all payments received thereby in respect of the Receivables as soon as practicable after receipt thereof, but in no event later than two Business Days after the receipt by the Transferor, World Omni or any Affiliate thereof.

                  (c) Agreement Matters. If World Omni breaches any of the covenants in Section 2.5 of the Receivables Purchase Agreement and such breach has a material adverse effect on the interests of the Securityholders, the Transferor shall enforce its rights under the Receivables Purchase Agreement arising from such breach.

                  (d) Account Allocations. In the event that the Transferor is unable for any reason to transfer Receivables in an Account to the Trust, then the Transferor agrees that it shall allocate, after the occurrence of such event, payments on such Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with the terms of this Agreement. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with
Section 8.2 of the Indenture.

                  SECTION 2.7 Removal of Eligible Accounts.

                  (a) On each Determination Date the Transferor shall have the right to remove Accounts from the Trust in the manner prescribed in Section 2.7(b).

                  (b) To remove Accounts, the Transferor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

                           (i) not less than five Business Days prior to the Removal Commencement Date, furnish to the Owner Trustee, the Indenture Trustee, any Agent, any Enhancement Providers and the Rating Agencies a written notice (the "Removal Notice") specifying the Determination Date (which may be the Determination Date on which such notice is given) on which removal of one or more Accounts will commence (a "Removal Commencement Date") and specifying the Accounts the future generated Receivables of which are not to be transferred to the Trust (the "Designated Accounts");

                           (ii) determine on the Removal Commencement Date the aggregate principal balance of Receivables in respect of each such Designated Account (the "Designated Balance") and amend Schedule 1 by delivering to the Owner Trustee a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Account and the Designated Balance;

                           (iii) from and after such Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in such Designated Accounts;

                           (iv) from and after such Removal Commencement Date, allocate all Principal Collections in respect of each such Designated Account, first to the oldest outstanding principal balance of such Designated Account, until the Determination Date on which the Designated Balance with respect to such Designated Account is reduced to zero (the "Removal Date");

                           (v) on each Business Day from and after such Removal Commencement Date to and until the related Removal Date, allocate (A) to the Trust (to be further allocated pursuant to the terms of this Agreement), Non-Principal Collections in respect of each Designated Account for Receivables in all Designated Accounts transferred to the Trust and (B) to the Transferor the remainder of the Non-Principal Collections in the Designated Accounts;

                           (vi) represent and warrant that the removal of the Eligible Account on any Removal Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any Series or class of Notes;

                           (vii) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interests of the Beneficiaries were utilized in selecting the Designated Accounts;

                           (viii) represent and warrant that such removal will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes by any applicable Rating Agency; and

                           (ix) on or before the related Removal Commencement Date, deliver to the Owner Trustee, the Indenture Trustee, any Agent and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (vi) through (viii) above and confirming that the Transferor reasonably believes that the removal of the Removed Accounts will not result in the occurrence of an Early Amortization Event or Investment Event; the Owner Trustee and the Indenture Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

No Designated Accounts held by the Trust shall be so removed if such removal will result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes by any applicable Rating Agency.

                  Upon satisfaction of the above conditions, on the Removal Date with respect to any such Trust Account, the Transferor shall cease to allocate any Collections therefrom in accordance with this Section and such Designated Account shall be deemed removed from the Trust for all purposes (a "Removed Account"). Within five Business Days after the Removal Date, the Owner Trustee shall deliver to the Transferor a reassignment in substantially the form of Exhibit D (the "Reassignment"), together with appropriate UCC financing statements.

                  SECTION 2.8 Removal of Ineligible Accounts.

                  (a) On the fifth Business Day after any date on which an Account becomes an Ineligible Account (such fifth Business Day shall be deemed to be the Removal Commencement Date) the Transferor shall commence removal of the Receivable of such Ineligible Account in the manner prescribed for the removal of Eligible Accounts in Section 2.7(b); provided, however, if an Account becomes an Ineligible Account other than as a result of the failure to satisfy
(i) clause (b) of the definition of Eligible Account as a result of a failure to satisfy clause (b) of the definition of Eligible Dealer or (ii) clause (d) of the definition of Eligible Account, the Transferor shall have the right to remove Ineligible Accounts from the Trust and (i) repurchase the then existing Receivables in such Accounts in the manner prescribed in Section 2.8(b) or (ii) reassign the existing Receivables in such Accounts in the manner prescribed in
Section 2.8(c).

                  (b) To remove Ineligible Accounts and repurchase the then existing Receivables in such Accounts, the Transferor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

                           (i) not less than five Business Days prior to the Removal and Repurchase Date (the "Removal and Repurchase Notice Date"), furnish to the Owner Trustee, the Indenture Trustee, any Agent, any Enhancement Providers and the Rating Agencies a Removal Notice specifying the Designated Accounts which are to be removed, and the then existing Receivables in such Designated Accounts (the "Designated Receivables") which are to be repurchased from the Trust and the Determination Date (which may be the Determination Date on which such notice is given) on which the removal of such Designated Accounts and the repurchase of such Designated Receivables will occur (a "Removal and Repurchase Date");

                           (ii) on the Removal and Repurchase Date with respect to such Designated Accounts, amend Schedule 1 by delivering to the Owner Trustee a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal and Repurchase Notice Date, its account number and the aggregate amount of Receivables outstanding in such Account;

                           (iii) on the Removal and Repurchase Date deposit into the Collection Account funds in an amount equal to the aggregate outstanding balance of the Designated Receivables on such date (the "Repurchased Receivables Purchase Price"), which funds, notwithstanding anything in this Agreement to the contrary, will be treated as Collections;

                           (iv) represent and warrant that the removal of any such Ineligible Account and the repurchase of the Receivables then existing in such Account on any Removal and Repurchase Date shall not in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any Series or class of Notes or cause the Pool Balance to be less than the Required Pool Balance;

                           (v) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interests of the Beneficiaries were utilized in selecting the Designated Accounts;

                           (vi) represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered pursuant to clause (ii) above, as of the Removal and Repurchase Date, is true and complete in all material respects;

                           (vii) represent and warrant that such removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes by the applicable Rating Agency; and

                           (viii) on or about the related Removal and Repurchase Date, deliver to the Owner Trustee, the Indenture Trustee, any Agent and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (iv) through (vii) above and confirming that the Transferor reasonably believes that the removal of the Removed Accounts and the repurchase of the Repurchased Receivables will not result in the occurrence of an Early Amortization Event or Investment Event; the Owner Trustee and the Indenture Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                  Upon satisfaction of the above conditions, on the Removal and Repurchase Date for any such Designated Account and Designated Receivables, such Designated Account shall be deemed removed, and such Designated Receivables ("Repurchased Receivables") shall be deemed repurchased, from the Trust for all purposes and the Owner Trustee shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor, effective as of the Removal and Repurchase Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Repurchased Receivables, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof. Within five Business Days after the Removal and Repurchase Date, the Owner Trustee shall deliver to the Transferor a Reassignment, together with appropriate UCC financing statements.

                  (c) To remove Ineligible Accounts and reassign the then existing Receivables in such Accounts ("Automatic Removed Accounts"), the Transferor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

                           (i) on or before the fifth Business Day immediately preceding the Automatic Removal Date furnish to the Owner Trustee, the Indenture Trustee, any Agent, any Enhancement Providers and the Rating Agencies a Removal Notice specifying the Automatic Removed Accounts which are to be removed and the then existing Receivables in such Accounts which are to be reassigned from the Trust to the Transferor and the date on which such removal of Automatic Removed Accounts and reassignment of such Receivables is to occur (the "Automatic Removal Date");

                           (ii) on or prior to the date that is five Business Days after the Automatic Removal Date, the Transferor shall deliver a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts specifying for each such Account, as of the Removal and Reassignment Date, its account number and the aggregate amount of Receivables outstanding in such Account;

                           (iii) represent and warrant that the list of Automatic Removal Accounts delivered pursuant to clause (ii), as of the Automatic Removal Date, is true and complete in all material respects; and

                           (iv) if any of the Accounts to be removed is not liquidated and does not have a zero balance (A) the Rating Agency Condition shall have been satisfied with respect to such removal and
         (B) deliver to the Owner Trustee, the Indenture Trustee, any Agent and any Enhancement Providers an Officers' Certificate, dated the Automatic Removal Date, confirming that such removal will not cause an Early Amortization Event or Investment Event to occur for any Series or class of Notes.

                  SECTION 2.9 Transfer of Ineligible Receivables. The Transferor shall sell to the Trust on each Transfer Date any and all Receivables arising in any Eligible Accounts that are Ineligible Receivables, provided that (a) on the Initial Cut-Off Date or, in the case of Receivables arising in Additional Accounts, on the related Additional Cut-Off Date, and on the applicable Transfer Date, the Account in which such Receivables arise is an Eligible Account and (b) the Incremental Subordinated Amount is adjusted in accordance with the definition of Incremental Subordinated Amount as defined in the related Series Supplement.

                                   ARTICLE III
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

                  SECTION 3.1 Acceptance of Appointment and Other Matters Relating to the Servicer.

                  (a) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables which the Servicer services for its own account and in accordance with the Floorplan Financing Guidelines; provided, however, that the Servicer shall have no responsibility with respect to Non- Serviced Participation Receivables other than enforcing the rights of the Issuer pursuant to the Participation Agreement which created such Non-Serviced Participation Receivables in order to ensure that such Receivable is properly serviced and that all amounts due to the Issuer under the Participation Agreement are received. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to
Section 7.1, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by the Owner Trustee on account of the occurrence of a Servicing Default pursuant to Section 7.1, (i) to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account and any Series Account as set forth in this Agreement, (ii) to instruct the Owner Trustee to take any action required or permitted under any Enhancement, (iii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders and the Beneficiaries, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables, (iv) to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirement, and (v) to delegate all or any of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement; provided, however, that the Servicer shall notify the Owner Trustee, the Indenture Trustee, the Rating Agencies, any Agent and any Enhancement Providers in writing of any such delegation of its duties which is not in the ordinary course of its business, that no delegation will relieve the Servicer of its liability and responsibility with respect to such duties and that the Rating Agency Condition shall have been satisfied with respect to any such delegation. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  (b) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement then, in any such event, the Servicer agrees (i) to give prompt written notice thereof to the Owner Trustee, the Indenture Trustee, any Enhancement Providers, any Agent and each Rating Agency and (ii) that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account, and to have such payments applied as Collections in accordance with Section 8.2 of the Indenture. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust and Trust Assets notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust, and Collections with respect to such Principal Receivables and Non-Principal Receivables shall continue to be allocated and paid to the Trust in accordance with the terms of this Agreement.

                  (c) The Servicer shall not, and any Successor Servicer shall not be obligated to, use separate servicing procedures, offices or employees for servicing the Receivables from the procedures, offices and employees used by the Servicer in connection with servicing other wholesale receivables.

                  (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables (other than Non-Serviced Participation Receivables) in accordance with the Floorplan Financing Agreements or the Asset Based Lending Financing Agreements relating to the Accounts and the Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Trust or any of the Beneficiaries. Subject to compliance with all Requirements of Law, the Servicer may change the terms and provisions of the Floorplan Financing Agreements, the Asset Based Lending Financing Agreements or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed under these agreements), only if (i) as a result of such change, in the reasonable judgment of the Servicer, no Early Amortization Event or Investment Event will occur at any time and none of the Certificateholders or Beneficiaries shall be materially adversely affected (it being understood that any reduction in the rate paid by Accounts will not materially adversely affect the Certificateholders or Beneficiaries if it satisfies the condition in clause
(iii) below), (ii) such change is made applicable to the comparable segment of wholesale accounts owned or serviced by the Servicer which have characteristics the same as, or substantially similar to, the Accounts which are the subject of such change and (iii) in the case of a reduction in the rate of such finance charges, the Servicer does not reasonably expect any such reduction to result in the weighted average of the Reference Rates applicable to the Receivables for any Collection Period being less than the weighted average of the sum of the Note Rates (in the case of a Series with a fixed Note rate and a swap agreement, the floating rate payable by the Trust under the swap agreement) and the Servicing Fee Rates for all outstanding Series for the related Interest Period (each such term as defined in the related Series Supplement). For purposes of clause (iii) of the preceding sentence, so long as the Reference Rate is in fact based on LIBOR or the prime rate of one or more banks (which bank or banks may change from time to time), downward fluctuations in the Reference Rate shall not be deemed to be a reduction in the rate of such finance charges; provided that a reduction in the margin added to such Reference Rate to determine the finance charge would be a reduction in such finance charge.

                  SECTION 3.2 Servicing Compensation. As full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive the Servicing Fee on each Payment Date on or prior to the Trust Termination Date payable in arrears. The "Servicing Fee" shall be the aggregate of the Monthly Servicing Fees specified in the Series Supplement. The Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the applicable Series Supplement.

                  The Servicer's expenses include the amounts due to the Owner Trustee pursuant to Section 6.9 of the Trust Agreement and the Indenture Trustee pursuant to Section 6.7 of the Indenture and the reasonable fees and disbursements of attorneys, independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder, and all fees and expenses of the Trust not expressly stated herein to be for the account of the Certificateholders or the Beneficiaries. Except as otherwise provided in a Series Supplement, the Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee. Except as otherwise provided in a Series Supplement, the Servicer will be solely responsible for all fees and expenses incurred by or on behalf of the Servicer in connection herewith and the Servicer will not be entitled to any fee or other payment from, or claim on, any of the Trust Assets (other than the Servicing Fee).

                  SECTION 3.3 Representations, Warranties and Covenants of the Servicer.

                  (a) World Omni, as Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment) the following representations, warranties and covenants:

                           (i) Organization and Good Standing. Such party is a corporation duly organized, validly existing and in good standing under the applicable laws of the state of its incorporation and has, in all material respects, full corporate power, authority and legal rights to own its properties and conduct its wholesale receivable servicing business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the applicable Series Supplement.

                           (ii) Due Qualification. Such party is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

                           (iii) Due Authorization. The execution, delivery, and performance of this Agreement and the applicable Series Supplement has been duly authorized by such party by all necessary corporate action on the part thereof.

                           (iv) Binding Obligation. Each of this Agreement and each applicable Series Supplement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (v) No Violation. The execution and delivery of this Agreement and the applicable Series Supplement by such party, the performance of the transactions contemplated by this agreement and the applicable Series Supplement and the fulfillment of the terms hereof and thereof applicable to such party will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to such party or any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound.

                           (vi) No Proceedings. Except as provided on Schedule 2, there are no proceedings or, to the best knowledge of such party, investigations, pending or threatened against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the other Basic Documents, seeking any determination or ruling that, in the reasonable judgment of such party, would materially and adversely affect the performance by such party of its obligations under this Agreement and the applicable Series Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the applicable Series Supplement.

                           (vii) Compliance with Requirements of Law. Such party shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Receivables and the Accounts and will comply in all material respects with all Requirements of Law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on the interests of the Certificateholders or the Beneficiaries.

                           (viii) No Rescission or Cancellation. Such party shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

                           (ix) Protection of Beneficiaries Rights. Such party shall not take any action, nor omit to take any action, which action or omission would impair the rights of Beneficiaries in the Receivables nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Floorplan Financing Guidelines.

                           (x) Negative Pledge. Except for the conveyance hereunder to the Owner Trustee, the pledge to the Indenture Trustee under the Indenture and the conveyances of Participation Interests permitted by the Receivables Purchase Agreement, the Servicer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Trust, whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the rights, title and interest of the Trust in, to and under any Receivable sold and assigned to the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor or the Servicer.

                  (b) Notice of Breach. The representations and warranties set forth in this Section 3.3 shall survive the transfer and assignment of the Receivables to the Trust and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture. Upon discovery by the Transferor, the Servicer, the Owner Trustee, or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section 3.3, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

                  (c) Purchase. In the event any representation or warranty under Section 3.3(a)(vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or Account and such breach has a material adverse effect on the value of such Receivable, then, within 30 days (or such longer period as may be agreed to by the Owner Trustee) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event given by the Owner Trustee, the Indenture Trustee or any Enhancement Providers, the Servicer shall purchase such Receivable or, in the case of an untrue representation with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the expiration of such 30-day period on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such purchase shall be required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to by the Owner Trustee) the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured. The Servicer shall effect such purchase by depositing in the Collection Account in immediately available funds an amount equal to the Purchase Price of such Receivable. Any such deposit of such Purchase Price into the Collection Account shall be considered a Transfer Deposit Amount and shall be applied in accordance with the terms of this Agreement.

                  Upon each such payment of such Purchase Price, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without

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

recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto and all proceeds thereof and the Collateral Security. The Owner Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section 3.3. The obligation of the Servicer to purchase such Receivables, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) or the Noteholders (or the Indenture Trustee on behalf of the Noteholders).

                  SECTION 3.4 Reports and Records.

                  (a) On or before each Payment Date, with respect to each outstanding Series, the Servicer shall deliver to any Enhancement Providers, the Rating Agencies, the Owner Trustee, and the Indenture Trustee a Payment Date Statement for such Payment Date substantially in the form set forth in the Series Supplement for that Series of Notes. Each such statement to be delivered to Securityholders shall set forth the following information concerning the Notes with respect to such Payment Date or the preceding Collection Period:

                           (i) the total amount distributed to the Noteholders;

                           (ii) the amount, if any, of the distribution allocable to principal on each Series or class of Notes;

                           (iii) the amount, if any, of the distribution allocable to interest on or with respect to each Series or class of Notes;

                           (iv) the aggregate Outstanding Amount for each Series or class of Notes, each as of such date and after giving effect to all payments reported under clause (i) above;

                           (v) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Collection Period or Periods, as the case may be;

                           (vi) the per annum interest rate for the next Payment Date for any Series or class of Securities with a variable or adjustable interest rate, if determinable prior to such date;

                           (vii) the amount of Receivables that become Defaulted Receivables during the related Collection Period;

                           (viii) the accumulated interest and principal shortfalls, if any, on each Series or class of Notes and the change in each of such amounts from the preceding Payment Date;

                           (ix) the balance of Excess Funding Account on the last day of the related Collection Period after giving effect to changes therein or any distributions therefrom on such date; and

                           (x) with respect to each Series of Notes, the items set forth in the applicable Series Supplement.

Each amount set forth pursuant to clauses (i) and (ii) above with respect to the Notes shall be expressed as a dollar amount per $1,000 of initial principal amount of the Notes.

                  (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Indenture Trustee shall furnish (or cause to be furnished), to each Person who at any time during such calendar year shall have been a Holder of record of Notes or Certificates, respectively, and received any payment thereon, a statement containing such information as may be required by the Code and applicable Treasury Regulations to enable such Securityholder to prepare its federal income tax returns.

                  (c) On or before each Advance Date or Pay Down Date, with respect to each outstanding Series, the Servicer shall deliver to any Enhancement Providers, the Rating Agencies, the Owner Trustee, and the Indenture Trustee a Reset Date Statement for the related Reset Date substantially in the form set forth in the Series Supplement for that Series of Notes.

                  (d) A copy of each statement provided pursuant to Section 3.4(a) shall be made available for inspection at the Corporate Trust Office.

                  SECTION 3.5 Annual Servicer's Certificate. The Servicer will deliver to the Rating Agencies, the Owner Trustee, the Indenture Trustee, any Agent and any Enhancement Providers on or before April 30 of each calendar year, beginning with April 30, 2000, an Officers' Certificate substantially in the form of Exhibit B stating that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has performed in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Securityholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

                  SECTION 3.6 Annual Independent Public Accountants' Servicing Report. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to the Transferor, to deliver to the Owner Trustee, the Indenture Trustee, the Rating Agencies, each Agent and each Enhancement Provider on or before April 30 of each year, beginning April 30, 2000, a report addressed to the board of directors of the Servicer and to the Owner Trustee and the Indenture Trustee, to the effect that such firm has examined the financial statements of the Servicer and issued its report thereon and that: (a) such examination was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, (b) as a part of such examination, certain documents and records of the Servicer relating to the servicing of wholesale receivables (including financing arrangements with automobile dealers to finance their automobile and light-duty truck inventory) were reviewed and tested and (c) nothing came to the attention of such firm that caused them to believe that the provisions of this Agreement were not being complied with, except for (i) such exceptions as such firm shall believe to be immaterial and
(ii) such other exceptions as shall be set forth in such statement. A copy of such report may be obtained by any Securityholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

                  SECTION 3.7 Tax Treatment. The Transferor has entered into this Agreement and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness secured by the Receivables. The Transferor, each Beneficiary, each Certificate Owner and Note Owner, by the acceptance of its Note or Book-Entry Note, as applicable, agrees to treat the Notes as indebtedness secured by the Receivables for federal income taxes, and any other income, franchise taxes, or any other taxes imposed on or measured by income of any applicable state, local or foreign jurisdiction.

                  SECTION 3.8 Notices to World Omni. In the event World Omni is no longer acting as Servicer, any Successor Servicer appointed pursuant to
Section 7.2 shall deliver or make available to World Omni, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 or 3.6.

                  SECTION 3.9 Adjustments.

                  (a) If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because such Receivable was created in respect of a Vehicle which was refused or returned by a Dealer, then, in any such case, the Pool Balance will be automatically reduced by the amount of the adjustment. Furthermore, if following such a reductions the Pool Balance would be less than the Minimum Required Pool Balance on such day, then the Transferor shall be required to pay an amount equal to such deficiency (up to the amount of such adjustment) into the Collection Account within five Business Days after the day on which such adjustment or reduction occurs (each such payment an "Adjustment Payment").

                  (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

                  (c) If the Servicer adjusts downward the amount of interest otherwise payable on any Receivable with respect to any Collection Period as a result of any interest rebate program, the Servicer shall deposit into the Collection Account on or prior to the Payment Date related to such Collection Period an amount equal to the amount of such rebate (each such payment, a "Rebate Payment").

                  SECTION 3.10 Annual Servicing Transfer.

                  (a) At the close of business on the last Business Day of the Servicer of each year (each, an "Annual Transfer Date"), beginning December 1999, and for so long as the State of Florida imposes a value-based intangibles tax on all intangibles owned, managed or controlled by Florida domiciliaries or intangibles having a business situs in the State of Florida, the Servicer shall transfer all of its rights, obligations and duties hereunder to WOWI, which shall agree to perform, until the commencement of business on the first Business Day of the next succeeding year (the "Annual Retransfer Date"), all of the duties and obligations of the Servicer hereunder (such transfer, the "Annual Servicing Transfer"). On the Annual Transfer Date, the Servicer, WOWI, the Transferor, the Owner Trustee and the Indenture Trustee shall execute and deliver an annual transfer agreement (each, an "Annual Transfer Agreement") to be effective on the Annual Transfer Date, pursuant to which WOWI will agree to act as Servicer hereunder until the Annual Retransfer Date designated therein, at which time all of the duties and obligations of WOWI as Servicer hereunder shall terminate until the next Annual Servicing Transfer and World Omni (or a successor Servicer, if one has been appointed in accordance with Section 7.2) shall be reinstated as the Servicer hereunder.

                  (b) Pursuant to each such Annual Transfer Agreement, the Transferor shall agree on the Annual Transfer Date to transfer to WOWI 99% of its right, title and interest in, to and under the Certificates owned by the Transferor as of such day, together with all of its duties, rights and obligations under this Agreement. The Transferor shall make such transfer to WOWI in exchange for a promissory note of WOWI made payable to the order of the Transferor for such amount, and each such promissory note shall be held in escrow by the Indenture Trustee for the benefit of the Transferor. Pursuant to each Annual Transfer Agreement, (i) WOWI shall agree to retransfer to the Transferor on the Annual Retransfer Date all of its right, title and interest in, to and under the Certificates transferred to WOWI by the Transferor pursuant to the Annual Transfer Agreement, together with all of its duties, rights and obligations under this Agreement and (ii) the Indenture Trustee, as escrow agent on behalf of the Transferor, shall agree to release such promissory note to WOWI upon confirmation of such retransfer. In the event WOWI does not fulfill its obligations to retransfer such Certificates and such duties, rights and obligations on any Annual Retransfer Date, the Indenture Trustee shall be authorized pursuant to the Annual Transfer Agreement to demand payment from WOWI for payment to the Transferor.

                  (c) In furtherance of the transactions described in subsections (a) and (b) above, World Omni agrees that it will not perform any of its duties and obligations under the Floorplan Financing Agreements, Asset Based Lending Financing Agreements or Floorplan Financing Guidelines, or perform any activity in connection with this Agreement or the Receivables Purchase Agreement, during the period from the close of business on the Annual Transfer Date to the opening of business on the Annual Retransfer Date and agrees to transfer all such duties and obligations to WOWI during such period.

                                   ARTICLE IV
                    ALLOCATION AND APPLICATION OF COLLECTIONS

                  SECTION 4.1 [Reserved.].

                  SECTION 4.2 Establishment of Accounts.

                  (a) The Servicer, for the benefit of the Securityholders and any Enhancement Providers, shall cause to be established and maintained in the name of the Indenture Trustee an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders and any Enhancement Providers (the "Collection Account").

                  (b) The Servicer, for the benefit of the Securityholders and the Enhancement Providers shall cause to be established and maintained in the name of the Indenture Trustee an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders and any Enhancement Providers (the "Excess Funding Account").

                  (c) The Indenture Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Securityholders and any Enhancement Providers. If, at any time, any Trust Account ceases to be an Eligible Deposit Account, the Servicer, within 10 Business Days (or such longer period, not to exceed thirty calendar days, as to which each Rating Agency may consent) of determining or receiving notice from the Indenture Trustee that any Trust Account is no longer an Eligible Deposit Account, shall establish a substitute Eligible Deposit Account as such Trust Account, instruct the Indenture Trustee or the Trust as applicable, in writing, to transfer any cash and/or any Eligible Investments to such new Trust Account and, from the date any such substitute account is established, such account shall be the Trust Account. Neither the Transferor nor the Servicer, nor any person or entity claiming by, through or under the Transferor or Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Trust Accounts. Pursuant to the authority granted to the Servicer in Section 3.1, the Servicer shall have the power, revocable by the Indenture Trustee (or by the Owner Trustee with the written consent of the Indenture Trustee), to instruct the Indenture Trustee or the Trust as applicable, to make withdrawals and payments from the Trust Accounts for the purposes of carrying out the Servicer's or the Trust's duties specified in this Agreement or permitting the Indenture Trustee to carry out its duties under the Indenture.

                  All Eligible Investments shall be held by the Indenture Trustee or the Owner Trustee as applicable, for the benefit of the Securityholders and any Enhancement Providers. Funds on deposit in the

Trust Accounts shall at the written direction of the Servicer be invested by the Indenture Trustee or the Owner Trustee as applicable, solely in Eligible Investments that will mature so that such funds will be available at the close of business on or before the Business Day prior to the next Payment Date (or on or before 10:00 a.m. on such following Payment Date in the case of Eligible Investments in respect of which the Indenture Trustee is the obligor or Eligible Investments specified in clauses (h) or (j) of the definition thereof). Unless otherwise specified in the related Series Supplement, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in each Trust Account shall be credited to the Trust Account when received; provided, however, that all such interest and other investment earnings on funds on deposit in the Excess Funding Account shall be credited to the Collection Account and shall be Investment Proceeds when so deposited. Schedule 3, which is hereby incorporated into and made part of this Agreement, identifies the Trust Accounts by setting forth the account numbers of each account, the account designation of each account and the name of the Institution with which such accounts have been established. If a substitute Trust Account is established pursuant to this Section 4.2, the Servicer shall provide to the Owner Trustee and the Indenture Trustee an amended Schedule 3, setting forth the relevant information for such substitute Trust Account. In the absence of timely and specific written investment direction from the Servicer, the Indenture Trustee shall invest any cash held by it in Eligible Investments specified in clause (h) of the definition thereof. In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.

                  SECTION 4.3 Allocations and Applications of Collections and Other Funds.

                  (a) Except as otherwise provided in Section 4.3(b) and (c), the Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day after such Date of Processing.

                  (b) Notwithstanding anything in this Agreement to the contrary, for so long as (i) World Omni remains the Servicer hereunder, (ii) no Servicing Default has occurred and is continuing and (iii) World Omni either (x) maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following any reduction of either such rating), (y) arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligations to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency and any Agents or (z) otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations described below, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in Section 4.2, but may make a single deposit into the Collection Account in the same-day or next-day funds not later than 12:00 noon, New York City time, on the Business Day immediately preceding the Payment Date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding Collection Period in the Collection Account; provided, however, that prior to ceasing daily deposits as described above the Servicer shall have delivered to the Indenture Trustee and the Owner Trustee written confirmation from each of the Rating Agencies that the failure by World Omni to make daily deposits will not result in a reduction or withdrawal of the rating of any outstanding Series or class.

                  (c) Subject to Section 4.4, but notwithstanding anything else in this Agreement to the contrary, (i) the Servicer will only be required to deposit Collections into the Collection Account as set forth in paragraph (a) above up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on the related Payment Date (whether or not such funds will be distributed to Noteholders, retained in the Collection Account or deposited in another account on such Payment Date) to Noteholders, to any Agent or to any Enhancement Provider pursuant to the terms of any Series Supplement or Enhancement Agreement with respect to the related Collection Period and (ii) if at any time prior to such Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

                  (d) Collections, Defaulted Amounts and Miscellaneous Payments will be allocated to each Series as set forth in the applicable Series Supplement.

                  SECTION 4.4 Excess Principal Collections. On each day, the Servicer shall allocate Excess Principal Collections to each Series to cover Principal Shortfalls as set forth in the related Series Supplement. To the extent that Excess Principal Collections exceed Principal Shortfalls, the Servicer shall instruct the Indenture Trustee in writing to withdraw such amount from the Collection Account and, first, shall deposit an amount therefrom into the Excess Funding Account such that the Pool Balance is not less than the Required Pool Balance, and second, shall pay any remaining amounts to the Certificateholders as provided in the Trust Agreement or, to the extent requested by the Certificateholders, deposit such amounts into the Excess Funding Account.

                  SECTION 4.5 Excess Funding Account.

                  (a) In addition to any other amounts permitted or required to be deposited into the Excess Funding Account pursuant to the Basic Documents, at the direction of the Certificateholders to the Servicer, Owner Trustee and Indenture Trustee, any amounts otherwise distributable to the Certificateholders pursuant to the terms of this Agreement, the Indenture (including any Series Supplement) and the Trust Agreement, shall be deposited into the Excess Funding Account.

                  (b) The net proceeds from the issuance of any new Series of Notes or any increase in the principal amount of any Series of Notes shall be deposited into the Excess Funding Account in an amount equal to the excess of the Required Pool Balance over the Pool Balance. The remainder of such funds may be distributed to the Certificateholders as provided in the Trust Agreement or, to the extent requested by the Certificateholders, deposited into the Excess Funding Account.

                  (c) Unless an Early Amortization Event shall have occurred, amounts on deposit in the Excess Funding Account may be used to repay the outstanding principal amount of any Series of Notes to the extent required or permitted by the terms of the related Series Supplement.

                  (d) At the request of the Certificateholders any amount held in the Excess Funding Account in excess of the amount required so that the Pool Balance is not less than the Required Pool Balance shall be paid to the Certificateholders at the time and to the extent requested by the Certificateholders; provided, however, that any amounts on deposit in the Excess Funding Account at any time during which any Series is in its Early Amortization Period, Accumulation Period, Controlled Amortization Period, Amortization Period or Investment Period shall be deemed to be a Series Allocable Miscellaneous Payment and shall be allocated and distributed in accordance with the Series Supplement.

                  SECTION 4.6 Net Deposits. The Servicer, the Transferor, the Indenture Trustee and the Owner Trustee may make any remittances pursuant to this Article IV net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

                                    ARTICLE V
                  DISTRIBUTIONS AND REPORTS TO SECURITYHOLDERS

Distributions shall be made to, and reports shall be provided to, the Securityholders as set forth in the Indenture, the Trust Agreement and the applicable Series Supplement.

                                   ARTICLE VI
                     OTHER MATTERS RELATING TO THE SERVICER

                  SECTION 6.1 Liability of the Servicer. The Servicer shall be liable under this Article VI only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

                  SECTION 6.2 Merger or Consolidation of, or Assumption of, the Obligations of the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (a) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia and, if the Servicer is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Servicer hereunder; and

                  (b) the Servicer has delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer will comply with this Section 6.2 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  SECTION 6.3 Limitation on Liability of the Servicer and
Others.

                  (a) Except as provided in Section 6.4, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer, shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Securityholders, Enhancement Providers, Agent or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

                  (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement, the interests of the Noteholders under the Indenture and the interests of the Certificateholders under the Trust Agreement.

                  SECTION 6.4 Servicer Indemnification of the Trust, the Indenture Trustee and the Owner Trustee.

                  (a) The Servicer out of its own funds shall indemnify, defend and hold harmless the Trust, for the benefit of the Certificateholders, the Beneficiaries, the Owners Trustee and the Indenture Trustee, and their respective officers, directors, employees and agents, from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, or arising out of, (i) the sale of any Eligible Receivables to the Trust hereunder, (ii) the issuance and original sale of any

Securities, (iii) ownership or sale of any Eligible Receivables in the Accounts in the Pool of Accounts or the Securities, (iv) distributions or the receipt of payment on the Securities or (v) any fees or other compensation payable to any such Person) and costs and expenses in defending against the same.

                  (b) The Servicer out of its own funds shall indemnify and hold harmless the Trust, for the benefit of the Certificateholders and the Beneficiaries, the Owner Trustee and the Indenture Trustee, and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement; provided, however, that the Servicer shall not indemnify if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or wilful misconduct by the Owner Trustee or the Indenture Trustee; and provided further that the Servicer shall not indemnify for any liabilities, cost or expense of the Trust with respect to any action taken by the Owner Trustee at the request of the Certificateholders or any Beneficiaries to the extent the Owner Trustee is fully indemnified by such Certificateholders or Beneficiaries with respect to such action.

                  (c) The Servicer out of its own funds shall indemnify, defend and hold harmless the Indenture Trustee and the Owner Trustee, and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury arising out of or incurred in connection with (x) in the case of the Indenture Trustee, the Indenture Trustee's performance of its duties under the Indenture, (y) in the case of the Owner Trustee, the Owner Trustee's performance of its duties under the Trust Agreement or (z) the acceptance, administration or performance by, or action or inaction of, the Indenture Trustee or the Owner Trustee, as applicable, of the trusts and duties contained in the Basic Documents, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the wilful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking to be indemnified, (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee's breach of any of its representations or warranties in Section 6.13 of the Indenture, (C) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee's breach of any of its representations or warranties set forth in Section 6.6 of the Trust Agreement or (D) shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of successor Servicer hereunder.

                  (d) Indemnification under this Section 6.4 shall include, without limitation, any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses as incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that if the Servicer has made any indemnity payments pursuant to this
Section 6.4 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

                  (e) Any indemnification under this Section 6.4 shall survive the termination of this Agreement and the resignation and removal of the Owner Trustee or the Indenture Trustee.

                  SECTION 6.5 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) the Rating Agency Condition is satisfied with respect thereto. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.2 hereof. If the Indenture Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer hereunder.

                  SECTION 6.6 Access to the Documentation and Information Regarding the Receivables. The Servicer shall provide to the Owner Trustee and the Indenture Trustee access to any and all documentation regarding the Accounts and the Receivables in such cases where the Owner Trustee and the Indenture Trustee are required in connection with the enforcement of the rights of the Securityholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at offices designated by the Servicer. Nothing in this Section 6.6 shall derogate from the obligation of the Transferor, the Owner Trustee, the Indenture Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Servicer to provide access as provided in this Section 6.6 as a result of such obligation shall not constitute a breach of this Section 6.6.

                  SECTION 6.7 Delegation of Duties. Subject to Section 3.1, in the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement. The Servicer shall give prompt written notice of any such delegation of a material function to the Owner Trustee, the Indenture Trustee, Rating Agencies, any Agent and any Enhancement Providers. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, shall not constitute a resignation within the meaning of Section 6.5, and written notice shall have been delivered to each applicable Rating Agency with respect to such delegation prior to such delegation.

                  SECTION 6.8 Examination of Records. The Transferor and the Servicer shall indicate generally in its computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders and the Beneficiaries. The Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                  SECTION 6.9 Additional Expenses. The Servicer covenants and agrees to pay from time to time out of its own funds such reasonable costs, fees and expenses as may be incurred by third parties designated by the Transferor in connection with the provision of services directly or indirectly to the Trust or otherwise in connection with the facilitation of an offering of the Notes of one or more classes issued hereunder.

                                   ARTICLE VII
                               SERVICING DEFAULTS

                  SECTION 7.1 Servicing Defaults. If any one of the following events (a "Servicing Default") shall occur and be continuing with respect to the
Servicer:

                  (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Owner Trustee or the Indenture Trustee to make such payment, transfer or deposit or to give notice to the Owner Trustee or the Indenture Trustee as to any action to be taken under any Enhancement Agreement on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

                  (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement which has a material adverse effect on the Noteholders of any Series, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or Owner Trustee; or the Servicer shall delegate its duties under this Agreement, except as permitted by Sections 3.1 and 6.7;

                  (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Noteholders of any Series and which material adverse effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or Owner Trustee; or

                  (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed, or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                  In the event any Servicing Default occurs, so long as the Servicing Default shall not have been remedied, the Indenture Trustee, by notice then given in writing to the Servicer (a "Termination Notice") with a copy to the Owner Trustee, may terminate all but not less than all of the rights and obligations (other than its obligations that have accrued up to the time of such termination) of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof. After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Indenture Trustee pursuant to Section 7.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer (a "Servicing Transfer") and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicing Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 7.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

                  Notwithstanding the foregoing, a delay in or failure of performance under Section 7.1(a) for a period of 10 Business Days or under
Section 7.1(b) or (c) for a period of 60 Business Days, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Owner Trustee, Indenture Trustee, any Agents, any Enhancement Providers, the Transferor and the Noteholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations. The Servicer shall immediately notify the Owner Trustee in writing of any Servicing Default.

                  SECTION 7.2 Indenture Trustee to Act; Appointment of Successor. On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Indenture Trustee, until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor Servicer (the "Successor Servicer"), subject to the consent of any Enhancement Providers and any Agents, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with Sections 3.1 and 6.7. Notwithstanding the above, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of wholesale receivables as the Successor Servicer hereunder. The Indenture Trustee shall immediately give notice to the Owner Trustee, the Rating Agencies, any Enhancement Providers, any Agents and the Noteholders upon the appointment of a Successor Servicer. Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions contemplated hereby.

                  (a) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (except that the Successor Servicer shall not be liable for any liabilities incurred by the predecessor Servicer), and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

                  (b) In connection with any Termination Notice, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee (provided that if all such bids exceed the Servicing Fee the Transferor at its own expense shall pay when due the amount of any compensation in excess of the Servicing Fee); provided, however, that the Transferor shall be responsible for payment of the Transferor's portion of the Servicing Fee as determined pursuant to this Agreement and all other amounts in excess of the Investors' Servicing Fee, and that no such monthly compensation paid out of Collections shall be in excess of the Investors' Servicing Fee permitted to the Servicer. The Holders of the Certificates agree that if World Omni (or any Successor Servicer) is terminated as Servicer hereunder, the portion of Collections to be paid to the Transferor shall be reduced by an amount sufficient to pay the Transferor's share of the compensation of the Successor Servicer.

                  (c) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 7.1 of the Trust Agreement, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request in writing. To the extent that compliance with this Section 7.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

                  SECTION 7.3 Notification to Securityholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article VII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Rating Agencies and the Owner Trustee shall give prompt written notice thereof to the Certificateholders.

                  SECTION 7.4 Waiver of Past Defaults. Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of the preceding Payment Date (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Payment Date) voting as a single class, may, on behalf of all Securityholders, waive any default by the Servicer in the performance of its obligations hereunder and under the Receivables Purchase Agreement and its consequences, except a Servicing Default under Section 7.1(a) of this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicing Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Receivables Purchase Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

                  SECTION 8.1 Amendment.

                  (a) This Agreement may be amended from time to time by the Servicer, the Transferor and the Trust without the consent of any of the Securityholders or any Enhancement Provider, provided that such action shall not adversely affect in any material respect the interests of any Noteholder and prior written notice is given to the Indenture Trustee and the Rating Agencies. The absence of such materially adverse effect may be evidenced by (i) satisfaction of the Rating Agency Condition with respect to the affected Notes in connection with such amendment or (ii) an Officers' Certificate of the Transferor, addressed and delivered to the Owner Trustee. Notwithstanding anything contained herein to the contrary, the Owner Trustee may at any time and from time to time amend, modify or supplement the form of Payment Date Statement.

                  (b) This Agreement may also be amended from time to time by the Servicer, the Transferor and the Trust, with prior written notice to the Indenture Trustee and the Rating Agencies and either (i) the consent of Noteholders whose Notes evidence not less than a majority in principal amount of the Controlling Class of each Series of Notes adversely affected in any material respect thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders or (ii) satisfaction of the Rating Agency Condition; provided, however, that no such amendment shall (i) reduce in any manner the amount of or accelerate or delay the timing of any distributions or payments to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Enhancement, without the consent of the Holder thereof, (ii) change the definition of or the manner of calculating the interest of any Note without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of the Noteholders or (iv) adversely affect the rating of any Series or class of Notes by any Rating Agency without the consent of two-thirds of the principal amount of the outstanding Notes of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Officer's Certificate addressed and delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder of such Series. The Owner Trustee may, but shall not be obligated to, execute and deliver, on behalf of the Trust, any amendment that affects the Owner Trustee's rights, duties or immunities under this Agreement or otherwise.

                  (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Owner Trustee shall furnish notification of the substance of such amendment to each Noteholder and the Indenture Trustee, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency, each Agent and each Enhancement Provider.

                  (d) It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                  (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Series Supplement which would adversely affect in any material respect the interests of any Enhancement Provider or the Indenture Trustee without the consent of such Enhancement Provider or the Indenture Trustee, as the case may be.

                  (f) Any Series Supplement executed in accordance with the provisions of Article IX of the Indenture shall not be considered an amendment to this Agreement for the purposes of this Section.

                  SECTION 8.2 No Petition Covenant. The Servicer, World Omni (if it is no longer the Servicer) and the Trust, by entering into this Agreement, each Noteholder, by accepting a Note, each Certificateholder, any Successor Servicer and the Indenture Trustee, by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against WODFI any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

                  SECTION 8.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 8.4 Notices. All demands, notices and communications upon or to the Servicer, the Transferor, the Administrator, the Indenture Trustee, the Trust or the Rating Agencies or any Certificateholder or Noteholder under this Agreement shall be delivered as specified in Appendix B to this Agreement.

                  SECTION 8.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or rights of the Noteholders.

                  SECTION 8.6 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.2, this Agreement may not be assigned by the Servicer.

                  SECTION 8.7 Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trust more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

                  SECTION 8.8 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trust or the Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  SECTION 8.9 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 8.10 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee, the Securityholders, the Enhancement Providers and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

                  SECTION 8.11 Action by Owner Trustee. Upon any application or request by the Transferor or Servicer to the Owner Trustee to take any action under any provision under this Agreement, the Transferor or Servicer, as the case may be, shall furnish to the Owner Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with. The Owner Trustee shall be entitled to conclusively rely on the Officer's Certificate as authority for any action undertaken in connection therewith.

                  SECTION 8.12 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

                  SECTION 8.13 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

                  SECTION 8.14 Effect of Amendment and Restatement. It is the intent of the parties hereto that this Trust Sale and Servicing Agreement, as amended and restated as of __________, 2000, shall as of such date, replace in its entirety the Original Trust Sale and Servicing Agreement; provided, that with respect to the period of time from November 22, 1999 through __________, 2000, the rights and obligations of the parties shall be governed by the Original Trust Sale and Servicing Agreement; provided further, that the amendment and restatement of the Original Trust Sale and Servicing Agreement shall not effect any of the grants, conveyances or transfers contemplated by the Original Trust Sale and Servicing Agreement to have occurred prior to the date hereof.

                                     * * * *

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trust have caused this Amended and Restated Trust Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     WORLD OMNI FINANCIAL CORP.
                                     Servicer,


                                     By  ____________________________________
                                              Eric M. Gebhard
                                              Assistant Secretary



                                     WODFI LLC
                                     Transferor,


                                     By  ____________________________________
                                              Eric M. Gebhard
                                              Assistant Secretary


                                     WORLD OMNI MASTER OWNER TRUST
                                     By:  CHASE MANHATTAN BANK DELAWARE not
                                     in its individual capacity, but solely as
                                     Owner Trustee on behalf of the Trust


                                     By  ____________________________________
                                     Name:
                                     Title:


Acknowledged and Accepted:


HARRIS TRUST AND SAVINGS BANK, not in
its individual capacity, but solely as
Indenture Trustee

By  __________________________________
         E. Kay Liederman Van Dam
         Vice President

                                   APPENDIX A
                                   ----------

                              PART I - DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Account" shall mean each Initial Account and, from and after the related Addition Date, each Additional Account. The term "Account" shall not apply to any Removed Accounts reassigned or assigned to the Transferor or the Servicer in accordance with the terms of the Trust Sale and Servicing Agreement.

         "Accumulation Period" shall mean, with respect to any Series of Notes, the period specified in the related Series Supplement, if any.

         "Act " shall mean an Act as specified in Section 11.3(a) of the Indenture.

         "Addition Date" shall mean, with respect to Additional Accounts, the date from and after which such Additional Accounts are to be included as Accounts pursuant to Section 2.5(c) of the Trust Sale and Servicing Agreement.

         "Addition Notice" shall have the meaning specified in Section 2.5(c) of the Trust Sale and Servicing Agreement.

         "Additional Accounts" shall mean each individual wholesale financing account established with a Dealer pursuant to a Floorplan Financing Agreement or Asset Based Lending Financing Agreement, which account is designated pursuant to
Section 2.5, of the Trust Sale and Servicing Agreement to be included as an Account and is identified in the computer file or microfiche or written list delivered to the Owner Trustee by the Transferor pursuant to Sections 2.1 and 2.5(d) (iii) of the Trust Sale and Servicing Agreement.

         "Additional Cut-Off Date" shall mean, with respect to Additional Accounts, the day specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.5(c) of the Trust Sale and Servicing Agreement.

         "Adjustment Payment" shall have the meaning specified in Section 3.9 of the Trust Sale and Servicing Agreement.

         "Administration Agreement" shall mean that certain Administration Agreement, dated as of the Initial Closing Date, among World Omni, as Administrator, the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

         "Administrator" shall mean World Omni or any successor Administrator under the Administration Agreement.

         "Advance Date" shall have the meaning specified in the related Series Supplement.

         "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agency Office" shall mean the office of the Issuer maintained pursuant to Section 3.2 of the Indenture.

         "Agent" shall mean, with respect to any Series, the Person so designated in the related Series Supplement.

         "Amortization Period" shall have, with respect to any Series, the meaning specified in the related Series Supplement.

         "Annual Retransfer Date" shall have the meaning specified in Section 3.10(a) of the Trust Sale and Servicing Agreement.

         "Annual Servicing Transfer" shall have the meaning specified in Section 3.10(a) of the Trust Sale and Servicing Agreement.

         "Annual Transfer Agreement" shall have the meaning specified in Section 3.10(a) of the Trust Sale and Servicing Agreement.

         "Annual Transfer Date" shall have the meaning specified in Section 3.10(a) of the Trust Sale and Servicing Agreement.

         "Asset Based Lending Business" shall mean the extensions of credit made by World Omni to Dealers in order to provide loans based on the value of certain assets of such Dealer and secured by a first priority security interest in such assets.

         "Asset Based Lending Financing Agreement" shall mean an asset based lending financing agreement entered into by World Omni and a Dealer in connection with the Asset Based Lending Business with such Dealer, as amended or modified from time to time.

         "Asset Based Receivable Overconcentrations" shall mean, on any Determination Date, the excess of (a) the aggregate Principal Receivables included in all Accounts created pursuant to Asset Based Lending Financing Agreements as of the last day of the immediately preceding Collection Period over (b) the product of (i) 10% and (ii) the Pool Balance on the last day of such immediately preceding Collection Period.

         "Asset Based Receivable" shall mean Receivables arising from the Asset Based Lending Business.

         "Assignment" shall have the meaning specified in Section 2.5(d) (iii) of the Trust Sale and Servicing Agreement.

         "Authorized Officer" shall mean with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter). With respect to any other Person, any Vice President or more senior officer of such Person who is authorized to act for such Person with respect to such matters.

         "Automatic Additional Accounts" shall have the meaning specified in
Section 2.5(b) of the Trust Sale and Servicing Agreement.

         "Automatic Removal Date" shall have the meaning specified in Section 2.7(d) (i) of the Trust Sale and Servicing Agreement.

         "Automatic Removed Accounts" shall have the meaning specified in
Section 2.7(d) of the Trust Sale and Servicing Agreement.

         "Available Subordinated Amount" shall mean, with respect to any Series at any time of determination, an amount equal to the available subordinated amount specified in the related Series Supplement at such time.

         "Basic Documents" shall mean the Certificate of Trust, the Trust Agreement, the Receivables Purchase Agreement, the Trust Sale and Servicing Agreement, the Administration Agreement, the Indenture

(including all Series Supplements), the Enhancement Agreements and the other documents and certificates delivered in connection therewith from time to time.

         "Beneficiary" shall mean any of the Holders of the Notes and any Enhancement Provider.

         "Benefit Plan" shall mean any one of (a) an employee benefit plan (as described in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in such entity.

         "Book-Entry Note" shall mean Notes in which ownership and transfers shall be made through book entries by a Clearing Agency as described in Section
2.10 of the Indenture.

         "Business Day" shall mean any day other than (a) a Saturday or a Sunday or (b) another day on which banking institutions or trust companies in the State of Florida, the State of New York or the State of Illinois are authorized or obligated by law, executive order or governmental decree to be closed.

         "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

         "Certificate" shall mean any one of the Certificates executed by the Owner Trustee and authenticated by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

         "Certificate Distribution Account" shall mean the account designated as such, established and maintained pursuant to Section 5.1(a) of the Trust Agreement.

         "Certificate of Trust" shall mean the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         "Certificate Register" shall mean the register of Certificates specified in Section 3.5(a) of the Trust Agreement.

         "Certificate Registrar" shall mean the registrar at any time of the Certificate Register, appointed pursuant to Section 3.5(a) of the Trust Agreement.

         "Certificateholders" shall mean persons in whose name a Certificate is registered on the Certificate Register.

         "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Clearing Agency for the Notes and the Certificates shall be The Depository Trust Company.

         "Clearing Agency Participant" shall mean a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

         "Clearstream" shall mean Clearstream Banking, societe anonyme.

         "Closing Date" shall mean, with respect to any Series, the Closing Date specified in the related Series Supplement, including the Initial Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986 as amended, and the Treasury Regulations promulgated thereunder.

         "Collateral" shall mean the collateral specified in the granting clause of the Indenture.

         "Collateral Security" shall mean, with respect to any Receivable and subject to the terms of the Receivables Purchase Agreement, the security interest granted by or on behalf of the related Dealer granted to secure payment of such Receivable, including a first priority perfected security interest in the related Vehicle, parts inventory, equipment, fixtures, service accounts or realty with respect to such Dealer and all guarantees of any Receivable.

         "Collection Account" shall have the meaning specified in Section 4.2(a) of the Trust Sale and Servicing Agreement.

         "Collection Period" shall mean, with respect to any Payment Date, the calendar month preceding the month in which such Payment Date occurs.

         "Collections" shall mean, without duplication, all payments by or on behalf of Dealers received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers or any other form of payment; and shall include, without duplication the amount of any Rebate Payments deposited by the Servicer into the Collection Account (such amounts being deemed Non-Principal Collections).

         "Common Collateral" shall have the meaning specified in Article VII of the Receivables Purchase Agreement.

         "Common Non-Vehicle Collateral" shall have the meaning specified in
Article VII of the Receivables Purchase Agreement.

         "Common Vehicle Collateral" shall have the meaning specified in Article VII of the Receivables Purchase Agreement.

         "Controlled Amortization Period" shall mean, with respect to any Series of Notes, the period specified in the related Series Supplement, if any.

         "Controlling Class" shall mean, with respect to a Series of Notes, (a) if there is only one class of Notes in that Series, all Notes of that Series and
(b) if there is more than one class of Notes in that Series, the class or classes with the highest rating.

         "Corporate Trust Office" shall mean with respect to the Indenture Trustee or the Owner Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee or Owner Trustee, respectively, shall be administered, which offices at the Initial Closing Date are located:

         in the case of the Indenture Trustee, at:

         Harris Trust and Savings Bank
         311 W. Monroe Street
         12th Floor
         Chicago, Illinois 60601
         Attention: Indenture Trust Administration
         Facsimile No.: (312) 461-3525

         and in the case of the Owner Trustee, at:

         Chase Manhattan Bank Delaware
         1201 Market Street, Corporate Trust, 9th Floor
         Wilmington, Delaware 19801
         Attention:  Corporate Trustee Administration

         provided that, when the definition of "Corporate Trust Office" is used in connection with providing notice to the Owner Trustee, a copy of such notice shall also be sent to:

         The Chase Manhattan Bank
         450 W. 33rd Street
         New York, New York 10001
         Attention:  Global Trust Services

         "Cut-Off Date" shall mean the Initial Cut-Off Date and any Additional Cut-Off Date, as applicable.

         "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer file of accounts (without regard to the effective date of such recordation).

         "Dealer" shall mean a Person engaged generally in the business of purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business.

         "Dealer Concentration Limit" means (i) 8% for each of any two Dealer Groups designated by the Servicer, (ii) 6% for each of any four Dealer Groups designated by the Servicer, (iii) 4% for each of any two Dealer Groups designated by the Servicer, (iv) 3% for each of any seven Dealer Groups designated by the Servicer, and (v) 2% for each of the remaining Dealer Groups.

         "Dealer Groups" means any Dealer or group of affiliated Dealers (as determined in accordance with the Servicer's standard procedures for identifying and tracking Accounts of affiliated Dealers).

         "Dealer Overconcentration" shall mean on any Determination Date, with respect to any Dealer Group, the excess of (a) the aggregate Principal Receivables included in all Accounts of such Dealer Group as of the last day of the immediately preceding Collection Period over (b) the product of (i) the Dealer Concentration Limit for such Dealer Group and (ii) the Pool Balance on the last day of such immediately preceding Collection Period.

         "Defaulted Amount" for any Collection Period shall mean an amount equal to the excess, if any, of:

                  (a) the principal amount of Receivables that become Defaulted Receivables during the preceding Collection Period over

                  (b) the sum of:

                           (1) The full amount of any Defaulted Receivables
                  subject to reassignment to the Transferor or purchase by the Servicer for such Collection Period unless an Insolvency Event occurs for either of the Transferor or the Servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables

                  and

                           (2) the Defaulted Amount Carryover for the prior
                  Collection Period.

         "Defaulted Amount Carryover" for any Collection Period shall mean an amount equal to the excess, if any, of the amount specified in clause (b) of the definition of Defaulted Amount over the amount specified in clause (a) of the definition of Defaulted Amount; provided, however, that the Defaulted Amount Carryover for the Collection Period prior to the October 1999 Collection Period shall be zero.

         "Defaulted Receivables" shall mean (a) all Receivables which are charged off as uncollectible in respect of the immediately preceding Collection Period in accordance with the Servicer's customary and usual servicing procedures for servicing Dealer floorplan receivables comparable to the Receivables which have not been sold to third parties and (b) all Receivables which were Eligible Receivables when transferred to the Trust on the Initial Closing Date or the related Addition Date or on their respective Transfer Date, which arose in an Account that thereafter became an Ineligible Account and which remained outstanding for any six consecutive Determination Dates (inclusive of the Determination Date on which such determination is being made) after such Account became an Ineligible Account.

         "Definitive Notes" shall mean the Notes issued pursuant to the Indenture in definitive form either upon original issuance or upon termination of book-entry registration with respect to such Notes pursuant to Section 2.12 of the Indenture.

         "Deposit Date" shall mean each day on which the Servicer deposits Collections in the Collection Account pursuant to Section 4.3 of the Trust Sale and Servicing Agreement.

         "Depository" shall mean The Depository Trust Company, as initial Depository, the nominee of which is CEDE & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         "Depository Agreement" shall mean, with respect to any Series or Class, the agreement among the Transferor, the Indenture Trustee and the initial Depository, dated as of the related Closing Date.

         "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Designated Accounts" shall have the meaning specified in Section 2.6(b)(i) of the Receivables Purchase Agreement.

         "Designated Balance" shall have the meaning specified in Section 2.6(b)(ii) of the Receivables Purchase Agreement.

         "Designated Receivables" shall have the meaning specified in Section
2.7 (c)(i) of the Trust Sale and Servicing Agreement.

         "Determination Date" shall mean, with respect to any Payment Date, the day that is two Business Days prior to such date.

         "Early Amortization Event" shall have the meaning specified in Section
5.17 of the Indenture and, with respect to any Series or class, shall also mean any Early Amortization Event specified in the related Series Supplement.

         "Early Amortization Period" shall mean, with respect to any Series, the period beginning at the close of business on the Business Day immediately preceding the day on which the Early Amortization Event is deemed to have occurred, and in each case ending upon the earlier to occur of (a) the payment in full of the outstanding principal balance of the Notes of that Series, (b) the Termination Date with respect to such Series and (c) the recommencement of the Revolving Period for that Series.

         "Eligible Account" shall mean each individual wholesale financing revolving line of credit extended by World Omni to a Dealer pursuant to a Floorplan Financing Agreement or Asset Based Lending Financing Agreement or which has been acquired by World Omni, which, as of the date of determination with respect thereto: (a) is established or acquired by World Omni in the ordinary course of business pursuant to a dealer financing agreement, (b) is in favor of a Dealer which is an Eligible Dealer, (c) is in existence and maintained and serviced by or on behalf of World Omni (or a Successor Servicer) or relates to a Purchased Participation Receivable for which the Rating Agency Condition has been satisfied and (d) is an Account in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

         "Eligible Dealer" shall mean a Dealer, as of the date of determination thereof, (a) which is located in the United States of America (including its territories and possessions), or such other jurisdiction as shall have been specified by the Servicer and as to which the Rating Agency Condition shall have been satisfied, (b) which has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or voluntary or involuntary liquidation and (c) which is not a government or governmental agency (including, without limitation, the United States or any states or any state of the United States or any agency or subdivision thereof).

         "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "Eligible Institution" shall mean (a) the corporate trust department of the Indenture Trustee or (b) a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of Aa2 or better by Moody's, AA or better by Standard & Poor's and AA or better by Fitch or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Indenture Trustee or (B) a certificate of deposit rating of P-1 by Moody's, A-1 by Standard & Poor's and F-1+ by Fitch or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Indenture Trustee and (ii) whose deposits are insured by the FDIC.

         "Eligible Investments" shall mean any of the following in each case with a remaining term of no more than one year:

                  (a) direct obligations of, and obligations guaranteed as to full and timely payment by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States (other than the Government National Mortgage Association);

                  (b) direct obligations of, or obligations fully guaranteed by, the Federal National Mortgage Association or any State then rated with the highest available credit rating of the Rating Agencies for such obligations; the obligations must also be, at the time of investment, otherwise acceptable to each Rating Agency;

                  (c) demand deposits, time deposits, certificates of deposit, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company, including the Indenture Trustee, incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities and whose deposits are fully insured by the FDIC; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, such depository institution or trust company has the Required Rating or the Indenture Trustee shall have received a letter from each Rating Agency to the effect that such investment would not result in the qualification, downgrading or withdrawal of the ratings assigned to the Rated Securities;

                  (d) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee for any security described in clause (a) above or (f) below, or any other security issued or guaranteed by any agency or instrumentality of the United States, in either case entered into with a federal agency or depository institution or trust company, including the Indenture Trustee, acting as principal, whose obligations, if they had the same maturity as a repurchase agreement, would be Eligible Investments under clause (b) or
         (c) above;

                  (e) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state so long as at the time of such investment either the long-term, unsecured debt of such corporation has the highest available rating from the Rating Agencies or the Indenture Trustee shall have received a letter from each Rating Agency stating that the investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities, or commercial paper or other short-term debt having the Required Rating; however, any such commercial paper or other short-term debt may have a remaining term to maturity of no longer than 30 days after the date of such investment;

                  (f) interests in any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act, whose portfolio is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, for principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act and acceptable to each Rating Agency, as approved in writing by each Rating Agency, as collateral for securities having ratings equivalent to the ratings of the Rated Securities on the closing date;

                  (g) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation, as approved in writing by each Rating Agency, as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Rated Securities by each Rating Agency;

                  (h) investments in Eligible Investments maintained in "sweep accounts," short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company organized under the laws of the United States or any state that is a member of the FDIC the short-term debt of which has the highest available credit rating of the Rating Agencies;

                  (i) guaranteed investment contracts entered into with any financial institution having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which institution have the Required Rating;

                  (j) funds classified as money market funds or invested in money market instruments consisting of: U.S. Treasury bills, other obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; certificates of deposit; banker's acceptances; and commercial paper (including variable master demand notes); provided, however, that the fund shall be rated with the highest available credit rating of Moody's, Standard & Poor's and Fitch and redemptions shall be permitted on a daily or next business day basis and including funds to which the Indenture Trustee or any of its Affiliates is a manager or advisor; and

                  (k) other investments acceptable to each Rating Agency, as approved in writing by each Rating Agency, as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities by such Rating Agency.

         Notwithstanding anything to the contrary contained in the foregoing definition:

                  (a) no Eligible Investment may be purchased at a premium;

                  (b) any of the foregoing which constitutes a certificated security shall not be considered an Eligible Investment unless

                           (1) in the case of a certificated security that is in
                  bearer form, the Indenture Trustee acquires physical possession of such certificated security, or a person, other than a securities intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee; and

                           (2) in the case of a certificated security that is in
                  registered form,

                                      (A) the Indenture Trustee acquires
                                    physical possession of the certificated
                                    security, a person, other than a securities intermediary, acquires possession of the certificated security for the Indenture Trustee, or a securities intermediary acting for the Indenture Trustee acquires possession of the certificated security and the certificated security has been specially endorsed to the Indenture Trustee, and

                                      (B) the certificated security is endorsed
                                    to the Indenture Trustee or in blank by an effective Endorsement, or the certificated security is registered in the name of the Indenture Trustee;

                  (c) any of the foregoing that constitutes an uncertificated security shall not be considered an Eligible Investment unless

                           (1) the Indenture Trustee is registered by the issuer
                  as the owner of the Eligible Investment,

                           (2) a person, other than a securities intermediary,
                  becomes the registered owner of the uncertificated security on behalf of the Indenture Trustee, or

                           (3) the issuer of the uncertificated security agrees
                  that it will comply with the instructions originated by the Indenture Trustee without further consent by any registered owner of the uncertificated security;

                  (d) any of the foregoing that constitutes a security entitlement shall not be considered an Eligible Investment unless the Indenture Trustee becomes the entitlement holder thereof, or the securities intermediary has agreed to comply with the entitlement orders originated by the Indenture Trustee without further consent by the entitlement holder; and

                  (e) any of the foregoing shall not constitute an Eligible Investment unless the Indenture Trustee has given value, and does not have notice of a materially adverse claim.

         For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any "+" signs associated with such rating), or such lower rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Rated Securities by such Rating Agency.

         "Eligible Receivable" shall mean each Receivable:

                  (a) which was originated or acquired by World Omni in the ordinary course of business;

                  (b) which arose under an Eligible Account;

                  (c) which is owned by World Omni at the time of sale by World Omni to the Transferor;

                  (d) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer (i) to finance the acquisition of Vehicles or (ii) in connection with the Asset Based Lending Business;

                  (e) which at the time of creation and at the time of transfer to the Trust, except at the Initial Closing Date in the case of Receivables in respect of which the related financed Vehicle has been sold, is secured by, inter alia, a first priority perfected security interest in the Vehicle or Vehicles relating thereto;

                  (f) which was created in compliance in all respects with all Requirements of Law applicable thereto and pursuant to a Floorplan Financing Agreement or Asset Based Lending Financing Agreement which complies in all respects with all Requirements of Law applicable to any party thereto;

                  (g) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by World Omni or the Transferor in connection with the creation of such Receivable or the transfer thereof to the Trust or the execution, delivery and performance of the related Floorplan Financing Agreement or Asset Based Lending Financing Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

                  (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time other than Liens permitted by the Trust Sale and Security Agreement;

                  (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (including any proceeds thereof);

                  (j) which will at all times be the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer;

                  (l) as to which, at the time of transfer of such Receivable to the Trust, World Omni and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time;

                  (m) as to which, at the time of transfer of such Receivable to the Trust, neither World Omni nor the Transferor has taken or failed to take any action which would impair the rights of the Trust, the Certificateholders or the Noteholders therein;

                  (n) which constitutes an "instrument," "account," "chattel paper" or "general intangible" as defined in Article 9 of the UCC as then in effect in the State of Florida; and

                  (o) which was transferred to the Trust with all applicable governmental authorization; and

                  (p) which is payable in U.S. dollars.

         "Eligible Servicer" shall mean World Omni or an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Accounts, (b) in the sole determination of the Indenture Trustee, which determination shall be conclusive and binding, has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with high standards of skill and care and (c) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement.

         "Enhancement" shall mean the rights and benefits provided to the Noteholders of any Series or class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or class to any other Series or class or of a portion of the Certificates to any Series or class shall be deemed to be an Enhancement.

         "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

         "Enhancement Provider" shall mean the Person providing any Enhancement, other than any Certificateholders whose Certificates are subordinated to any Series or class of Notes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" shall mean an event described in Section 5.1 of the Indenture.

         "Excess Funding Account" shall mean the account designated as such, established and maintained pursuant to Section 4.2(b) of the Trust Sale and Servicing Agreement.

         "Excess Principal Collections" shall mean, for any day, the aggregate amount for each Series specified as such in the related Series Supplement.

         "Excess Receivables" shall mean, on any Determination Date, an aggregate amount equal to the sum, without duplication, of (A) the aggregate amount by which Principal Receivables relating to Used Vehicles exceeds 25% of the aggregate amount of Principal Receivables included in the Trust calculated as of the last day of the preceding Collection Period, (B) the aggregate amount of Principal Receivables as of the last day of the preceding Collection Period in Eligible Accounts that are on "finance hold" by World Omni as of the last day of such preceding Collection Period, and (C) the aggregate amount by which Principal Receivables arising in Eligible Accounts under World Omni's Delayed Payment Privilege Program exceeds 2% of the aggregate amount of Principal Receivables included in the Trust as of the last day of the preceding Collection Period; provided that these percentages and dollar limits may be increased from time to time upon satisfaction of the Rating Agency Condition.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Series" shall mean any Series of Notes so designated in the applicable Series Supplement, if any.

         "Executive Officer" shall mean, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, the Treasurer, Assistant Secretary or Assistant Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor entity thereto.

         "Final Maturity Date" shall mean, with respect to any Series of Notes, the date specified in any Series Supplement.

         "Fitch" shall mean Fitch IBCA, Inc. or its successor.

         "Floorplan Financing Agreement" shall mean, collectively, the group of related agreements between and among World Omni (either as the Originator of a wholesale financing account or by virtue of assignment of such account to World Omni by the applicable Originator), the Dealer with respect thereto and, in the case of new Vehicles, a Vehicle manufacturer or distributor, pursuant to which
(a) World Omni or other applicable Originator agrees to extend credit to such Dealer to finance used Vehicles and new Vehicles manufactured by such manufacturer or distributed by such distributor, (b) such Dealer grants to the applicable Originator a security interest in the specific Vehicles financed by such Originator, certain other Vehicles, certain other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by the applicable Originator at the time of Vehicle sale or lease, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.

         "Floorplan Financing Guidelines" shall mean the written policies and procedures of the Originator of an Account, as such policies and procedures may be amended from time to time, (a) relating to the operation of a floorplan financing business, including the written policies and procedures for determining the interest rate charged to Dealers, the other terms and conditions relating to the applicable Originator's wholesale financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, and (b) relating to the maintenance of accounts and collection of receivables.

         "Governmental Authority" shall mean the United States of America, or any other jurisdiction applicable to the World Omni, the Transferor or other Originator of the Receivables as specified in the related Series Supplement, any state, possession, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Holder" shall mean the Person in whose name a Note or Certificate is registered on the Note Register or the Certificate Register, as applicable.

         "Incremental Subordinated Amount" shall mean, with respect to any Series at any time of determination, an amount equal to the incremental subordinated amount specified in the related Series Supplement.

         "Indenture" shall mean the indenture agreement between the Trust and the Indenture Trustee, dated as of the date hereof, as the same may from time to time be amended, modified or otherwise supplemented.

         "Indenture Trustee"shall mean Harris Trust and Savings Bank, an Illinois banking corporation, not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.

         "Independent" shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" and that the signer is Independent within the meaning thereof.

         "Ineligible Account" shall mean an Account that at the time of determination is not an Eligible Account.

         "Ineligible Amount" shall mean on any Determination Date, the amount of Ineligible Receivables included in the Trust on the last day of the preceding Collection Period pursuant to Section 2.9 of the Trust Sale and Servicing Agreement.

         "Ineligible Receivable" shall mean any Receivable that at the time of determination is not an Eligible Receivable.

         "Initial Account" shall mean each individual wholesale financing account established with a Dealer pursuant to a Floorplan Financing Agreement or Asset Based Lending Financing Agreement which is identified in the computer file or microfiche or written list delivered to the Owner Trustee on the Initial Closing Date by the Transferor pursuant to Section 2.1 of the Trust Sale and Servicing Agreement.

         "Initial Closing Date" shall mean November 22, 1999.

         "Initial Cut-Off Date" shall mean October 31, 1999.

         "Initial Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the initial invested amount specified in the related Series Supplement. The Initial Invested Amount for any Series may be increased or decreased from time to time as specified in the related Series Supplement.

         "Insolvency Event" shall mean any event specified in Section 5.17, (b),
(c), (d) or (e) of the Indenture.

         "Insolvency Laws" shall mean the Bankruptcy Code and any other applicable federal or State bankruptcy, insolvency or other similar law.

         "Insurance Proceeds" shall mean with respect to an Account, shall mean any amounts received by the Servicer pursuant to any policy of insurance which is required to be paid to the applicable Originator pursuant to a Floorplan Financing Agreement or Asset Based Lending Financing Agreement.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount specified in the related Series Supplement.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

         "Investment Event" shall mean, with respect to any Series of Notes, any event so defined in the Indenture and the related Series Supplement, if any.

         "Investment Period" shall mean, with respect to any Series of Notes, the period specified in the related Series Supplement.

         "Involuntary Case" shall have the meaning specified in Article VI of the Receivables Purchase Agreement.

         "Issuer" shall mean the party named as such in the Indenture until a successor replaces it and, thereafter, the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

         "Issuer Order and Issuer Request" shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

         "Manufacturer" shall mean, with respect to any Receivable, the manufacturer of the Vehicle related to such Receivable.

         "Manufacturer Amount" shall mean, on any Determination Date and for each Manufacturer, the aggregate amount of Principal Receivables related to Vehicles manufactured by such Manufacturer in Eligible Accounts on the last day of the preceding Collection Period.

         "Manufacturer Limit" shall mean 25% for Ford, General Motors and DaimlerChrysler and 20% for all other Manufacturers.

         "Manufacturer Overconcentration" shall mean, with respect to any Manufacturer other than Toyota, on any Determination Date, the excess, if any, of (x) the aggregate Manufacturer Amount over (y) the product of (i) the Manufacturer Limit and (ii) the Pool Balance on the last day of the preceding Collection Period.

         "Mega-Dealer Group" shall mean for any Determination Date, each Dealer Group for which the Servicer has designated a Dealer Concentration Limit greater than 3%.

         "Mega-Dealer Manufacturer Amount" shall mean, on any Determination Date and for each Manufacturer, the aggregate amount of Principal Receivables related to Vehicles manufactured by such Manufacturer in Eligible Accounts of each of the Mega-Dealer Groups on the last day of the preceding

Collection Period; provided, however, that the Mega-Dealer Manufacturer Amount for Toyota will always be zero.

         "Mega-Dealer Group Manufacturer Overconcentration" shall mean, for any Determination Date, the excess of (1) the sum of the three largest Mega-Dealer Manufacturer Amounts over (2) 50% of the aggregate amount of Principal Receivables included in all accounts of each of the Mega-Dealer Groups on the last day of the preceding Collection Period.

         "Minimum Required Pool Balance" shall mean, with respect to any day, the Required Pool Balance that would result if the Required Pool Balance was calculated as if the Required Participation Percentage for each Series was 100%.

         "Miscellaneous Payments" shall mean, with respect to any Collection Period, the sum of Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related Payment Date.

         "Monthly Payment Rate" shall mean a fraction, the numerator of which is the amount of Principal Collections for the immediately preceding Collection Period and the denominator of which is the daily average Pool Balance for such Collection Period.

         "Monthly Servicing Fee" shall mean, with respect to any, Series the amount specified therefor in the related Series Supplement.

         "Moody's" shall mean Moody's Investors Service, Inc., or its successor.

         "Nonfloorplan Agreement" shall have the meaning specified in Article VII of the Receivables Purchase Agreement.

         "Non-Principal Collections" shall mean Collections under the Receivables other than Principal Collections, provided that (i) all Recoveries and (ii) interest and other investment earnings on funds on deposit in the Excess Funding Account deposited into the Collections Account shall be Non-Principal Collections.

         "Non-Principal Receivables" with respect to any Account shall mean all amounts billed to the related Dealer in respect of interest and all other non-principal charges, including service fees and handling fees.

         "Non-Serviced Participation Receivables" shall mean any Purchased Participation Receivable not serviced by World Omni or any of its Affiliates.

         "Note" shall mean any asset-backed Note executed by the Issuer by any of its Authorized Officers and authenticated by the Indenture Trustee in the form attached to the Series Supplement applicable to such Series of Notes.

         "Note Depository" shall mean with respect to any Book-Entry Notes for which Definitive Notes have not been issued, any depository selected from time to time by the Indenture Trustee on behalf of the Trust in whose name a Series of Notes is registered. The Note Depository shall be Cede & Co., the nominee of the Clearing Agency for such Series.

         "Note Depository Agreement" shall mean with respect to any Series of Notes originally issued as Book-Entry Notes, the agreement, dated as of the Closing Date for such Series, among the Issuer, the Indenture Trustee and the Clearing Agency relating to such Notes, as the same may be amended and supplemented from time to time.

         "Note Owner" shall mean, with respect to a Book-Entry Note, any person who is a beneficial owner of a Book-Entry Note.

         "Note Rate" shall mean, with respect to any Series or Class, the note rate specified therefor in the related Series Supplement.

         "Note Register" shall have the meaning specified in Section 2.4(a) of the Indenture.

         "Note Registrar" shall mean the registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.

         "Noteholder" shall mean any Holder of a Note.

         "Noteholders' Monthly Servicing Fee" shall mean the portion of the Servicing Fee allocable to the Noteholders pursuant to the terms of a Series Supplement.

         "Notice Date" shall have the meaning specified in Section 2.5(c) of the Trust Sale and Servicing Agreement.

         "Notice of Default" shall have the meaning set forth in Section 5.1(d) of the Indenture.

         "Officers' Certificate" shall mean (i) with respect to any corporation, unless otherwise specified in this Agreement, a certificate signed by (a) the Chairman of the Board, Vice Chairman of the Board, President or any Vice President and (b) a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of such corporation and (ii) with respect to any limited liability company, unless otherwise specified in this Agreement, a certificate signed by any manager of such limited liability company.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may, except for Tax Opinions and as otherwise expressly provided, be an employee of the Transferor, the Servicer or World Omni. In addition, for purposes of the
Indenture: (a) such counsel shall be satisfactory to the Indenture Trustee, (b) the opinion shall be addressed to the Indenture Trustee as Trustee and (c) the opinion shall comply with any applicable requirements of Section 11.1(a) of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

         "Order" shall have the meaning specified in Article VI of the Receivables Purchase Agreement.

         "Originator" shall mean (i) World Omni and (ii) subject to the prior approval of the Rating Agencies, such other Person as shall have originated or underwritten Receivables in the ordinary course of its business under financing guidelines substantially similar to the Floorplan Financing Guidelines.

         "Outstanding" shall mean, with respect to any Notes, as of any Determination Date, all such Notes theretofore authenticated and delivered under the Indenture except:

                  (a) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

                  (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore, satisfactory to the Indenture Trustee, has been made; and

                  (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the forgoing Persons.

         "Outstanding Amount" shall mean, as of any date, with respect to any Series of Notes, the aggregate principal amount of such Notes Outstanding at such date.

         "Overconcentration Amount" on any Determination Date shall mean the sum, without duplication, of (i) the aggregate Dealer Overconcentrations on such Determination Date, (ii) the aggregate Manufacturer Overconcentrations on such Determination Date, (iii) the Asset Based Receivable Overconcentrations on such Determination Date and (iv) the aggregate Mega-Dealer Group Manufacturer Overconcentrations on such Determination Date.

         "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to
Article II of the Trust Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account, the Enhancement

Agreements and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Trust Sale and Servicing Agreement and the Administration Agreement.

         "Owner Trustee" shall mean Chase Manhattan Bank Delaware, a Delaware banking corporation, or any successor trustee under the Trust Agreement.

         "Participation Agreement" shall mean an agreement between World Omni and a lender (i) pursuant to which World Omni conveys to such lender an undivided interest in certain receivables that is pari passu in all respects (other than nonsubordinated interest strips and fees) with the undivided interest retained by World Omni and (ii) satisfies the applicable requirements of the Receivables Purchase Agreement.

         "Participation Interest" shall mean the undivided interest, created pursuant to a Participation Agreement, in a receivable in which a Receivable represents the remaining undivided interest.

         "Pay Down Date" shall have the meaning specified in the related Series Supplement.

         "Paying Agent" shall mean with respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and any Principal Funding Account, including payment of principal of or interest on the Notes on behalf of the Issuer. With respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section
3.10 of the Trust Agreement that meets the eligibility standards for the Owner Trustee specified in Section 6.13 of the Trust Agreement.

         "Payment Date" shall mean the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day.

         "Payment Date Statement" shall mean, with respect to any Series, a report prepared by the Servicer on each Determination Date for the immediately preceding Collection Period in substantially the form set forth in the related Series Supplement.

         "Person" shall mean any legal person, including any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

         "Pool Balance" shall mean, as of the time of determination thereof, the aggregate amount of Principal Receivables, excluding any Defaulted Receivables after the Payment Date in which it became a Defaulted Receivable in the Trust at such time, minus the aggregate balance on such date in Dealer accounts in World Omni's Floorplan Equity Program.

         "Predecessor Note" shall mean with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note.

         "Principal Collections" shall mean Collections of principal under the Receivables.

         "Principal Receivables" with respect to an Account shall mean amounts shown on the Servicer's records as Receivables (other than such amounts which represent Non-Principal Receivables) payable by the related Dealer.

         "Principal Shortfalls" shall mean, for any Collection Period, with respect to any Series of Notes the amounts specified in the related Series Supplement, if any.

         "Principal Terms" shall mean, with respect to any Series: (a) the name or designation; (b) the initial principal amount (or method for calculating such amount); (c) the Note Rate (or method for the determination thereof); (d) the date on which such Series will begin its Accumulation Period or Controlled Amortization Period; (e) the method for allocating principal and interest to Noteholders; (f) the percentage used to calculate Monthly Servicing Fees; (g) the issuer and terms of any form of Enhancement with respect thereto; (h) the terms on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by the Transferor or remarketed to other investors; (i) the final payment date; and (j) any other terms permitted by the Indenture.

         "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

         "Purchase Price" shall mean, with respect to any Receivable for any date on which such Receivable is to be purchased pursuant to Section 3.3(c) of the Trust Sale and Servicing Agreement or Section 2.3(c) of the Receivables Purchase Agreement, as applicable, (a) an amount equal to the amount payable by the Dealer in respect thereof as reflected in the records of the Servicer as of the date of purchase plus, without duplication, (b) interest accrued from the end of the last Collection Period until the day such Receivable is purchased in respect of which interest on such Receivable was billed by the Servicer, at a per annum rate equal to the rate being charged to the Dealer under the related Floorplan Financing Agreement or Asset Based Lending Financing Agreement.

         "Purchased Participation Receivable" shall mean World Omni's undivided interest in certain receivables originated by a third party.

         "Rated Securities" shall mean each class of Securities which has been rated by a Rating Agency at the request of the Transferor.

         "Rating Agency" shall mean, with respect to any outstanding Series or Class, each statistical rating agency selected by the Transferor to rate the Notes of such Series or Class, unless otherwise specified in the Series Supplement.

         "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or class with respect to which it is a Rating Agency, unless otherwise specified in the Series Supplement.

         "Rebate Payment" shall have the meaning specified in Section 3.9(c) of the Trust Sale and Servicing Agreement.

         "Reassignment" shall have the meaning specified in Section 2.7(b) of the Trust Sale and Servicing Agreement.

         "Receivables" shall mean, with respect to an Account, all amounts shown on the Servicer's records as amounts payable by the related Dealer from time to time in respect of advances made by World Omni to such Dealer, or advances or credits made by the related Originator to such Dealer and acquired by World Omni, in each case to finance Vehicles by such Dealer, together with the group of writings evidencing such amounts and the security interest created in connection therewith and shall include any Purchased Participation Receivables; provided that if a Participation Interest has been created in respect of such Account, the amounts so payable by the related Dealer that are allocable to such Participation Interest shall not be a part of the "Receivables" in respect of such Account. Receivables which become Defaulted Receivables shall not be shown on the Servicer's records as amounts payable (and will cease to be included as Receivables) on the day on which they become Defaulted Receivables. Receivables which World Omni is unable to transfer to the Transferor pursuant to the Receivables Purchase Agreement or which the Transferor is unable to transfer to the Trust pursuant to the Trust Sale and Servicing Agreement and Receivables which arise in Designated Accounts from and after the related Removal Commencement Date shall not be included in calculating the amount of Receivables. With respect to the Servicer's obligations or duties as servicer, Non-Serviced Participation Receivables shall not be included as Receivables for such purposes.

         "Receivables Purchase Agreement" shall mean the agreement between World Omni and the Transferor, dated as of the date hereof, governing the terms and conditions upon which the Transferor is acquiring the initial Receivables transferred to the Trust on the Initial Closing Date and all Receivables acquired thereafter, as the same may from time to time be amended, modified or otherwise supplemented.

         "Record Date" shall mean, with respect to any Payment Date, the close of business on the day preceding such Payment Date; provided that with respect to any Payment Date for a Series for which Notes have been issued pursuant to the Indenture, subsequent to the issuance of such Notes the Record Date for such Payment Date shall be the last day of the month preceding the month in which such Payment Date occurs.

         "Recoveries" on any Determination Date shall mean all amounts received, including Insurance Proceeds, by the Servicer during the Collection Period immediately preceding such Determination Date with respect to Receivables which have previously become Defaulted Receivables.

         "Redemption Date" The date specified as such by the Issuer as described in Sections 10.1 and 10.2 of the Indenture.

         "Redemption Price" The price specified in the applicable Series Supplement.

          "Reference Rate" shall mean, with respect to any Receivable, the per annum rate of interest designated from time to time by the applicable Originator pursuant to the related Floorplan Financing Agreement or Asset Based Lending Financing Agreement.

         "Removal and Repurchase Date" shall have the meaning specified in
Section 2.7(c) of the Trust Sale and Servicing Agreement.

         "Removal and Repurchase Notice Date" shall have the meaning specified in Section 2.7(c) of the Trust Sale and Servicing Agreement.

         "Removal Commencement Date" shall have the meaning specified in Section 2.7(b) of the Trust Sale and Servicing Agreement.

         "Removal Date" shall have the meaning specified in Section 2.7(b) (iv) of the Trust Sale and Servicing Agreement.

         "Removal Notice" shall have the meaning specified in Section 2.7(b) of the Trust Sale and Servicing Agreement.

         "Removed Account" shall have the meaning specified in Section 2.7(b) of the Trust Sale and Servicing Agreement.

         "Repurchased Receivables" shall have the meaning specified in Section
2.7 of the Trust Sale and Servicing Agreement.

         "Repurchased Receivables Purchase Price" shall have the meaning specified in Section 2.8(b)(iii) of the Trust Sale and Servicing Agreement.

         "Required Participation Percentage" shall mean, with respect to any Series, the percentage specified therefor in the related Series Supplement.

         "Required Pool Balance" shall mean, on any day, an amount equal to (a) the sum of the amounts for each Series (other than any Series or portion thereof which is designated in the relevant Series Supplement as being an Excluded Series until the Invested Amount of the Series relating to the Excluded Series is reduced to zero) obtained by multiplying the Required Participation Percentage for such Series by the Invested Amount for such Series at such time plus (b) the Trust Available Subordinated Amount on such day.

         "Required Rating" shall mean a rating on commercial paper or other short term unsecured debt obligations of Prime-1 by Moody's so long as Moody's is a Rating Agency, A-1+ by Standard & Poor's so long as Standard & Poor's is a Rating Agency and F-1+ by Fitch so long as Fitch is a Rating Agency; and any requirement that deposits or debt obligations have the "Required Rating" shall mean that such deposits or debt obligations have the foregoing required ratings from Moody's, Standard & Poor's and Fitch.

         "Requirements of Law" for any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws and the federal Truth in Lending Act).

         "Reserve Fund" shall mean the account designated as such and established and maintained pursuant to a Series Supplement.

         "Reset Date" shall mean the last day of a Collection Period and the Business Day immediately preceding an Advance Date or a Pay Down Date with respect to any Series.

         "Responsible Officer" shall mean, with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee or Owner Trustee), including any managing director, vice president, assistant vice president, secretary, assistant secretary, vice president or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Revolving Period" shall mean with respect to any Series, the period specified as such in the related Series Supplement.

         "Securities" shall mean the Notes and the Certificates.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securityholders" shall mean the Noteholders and the Certificateholders.

         "Series" shall mean any series of Notes so designated in the Series Supplement.

         "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Noteholders of any Series or class, as specified in any Series Supplement.

         "Series Adjusted Invested Amount" shall mean, with respect to any outstanding Series and for any day, the sum of (a) the Initial Invested Amount of the Notes of such Series on the most recent Reset Date and (b) the Target Available Subordinated Amount, if any, with respect to such Series, on the most recent Reset Date (or the initial Available Subordinated Amount with respect to any day occurring prior to the first Reset Date following the related Series Issuance Date).

         "Series Allocable Defaulted Amount" shall mean, with respect to any Series and for any Collection Period, the product of the Weighted Average Series Allocation Percentage and the Defaulted Amount with respect to such Collection Period.

         "Series Allocable Excess Funding Amount" shall mean, with respect to any Series and for any day, the product of the Series Allocation Percentage on such day and the amount on deposit in the Excess Funding Account on such day.

         "Series Allocable Miscellaneous Payments" shall mean, with respect to any Series and for any day, the product of the Series Allocation Percentage for such day and the amount of Miscellaneous Payments for such day.

         "Series Allocable Non-Principal Collections" shall mean, with respect to any Series and for any day, the product of the Series Allocation Percentage on such day and the amount of Collections of Non- Principal Receivables deposited in the Collection Account for such day.

         "Series Allocable Principal Collections" shall mean, with respect to any Series and for any day, the product of the Series Allocation Percentage on such day and the amount of Collections of Principal Receivables deposited in the Collection Account for such day.

         "Series Allocation Percentage" shall mean, with respect to any Series and for any day, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount and the denominator of which is the Trust Adjusted Invested Amount.

         "Series Cut-Off Date" with respect to any Series, shall have the meaning specified in the related Series Supplement.

         "Series Issuance Date" shall mean, with respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with the Indenture and the related Series Supplement.

         "Series Supplement" shall mean, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.1 of the Indenture, and all amendments thereof and supplements thereto.

         "Servicer" shall mean, initially, World Omni, in its capacity as Servicer under the Trust Sale and Servicing Agreement, and after any Servicing Transfer, the Successor Servicer.

         "Servicing Default" shall have the meaning specified in Section 7.1 of the Trust Sale and Servicing Agreement.

         "Servicing Fee" shall have the meaning specified in Section 3.2 of the Trust Sale and Servicing Agreement.

         "Servicing Fee Rate" shall be the rate set forth in the applicable Series Supplement.

         "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Indenture Trustee by the Servicer as such list may from time to time be amended.

         "Servicing Transfer" shall have the meaning specified in Section 7.1(d) of the Trust Sale and Servicing Agreement.

         "Standard & Poor's" shall mean Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. or its successor.

         "Specified Trust Termination Date" shall mean December 31, 2020.

         "Successor Servicer" shall have the meaning specified in Section 7.2 of the Trust Sale and Servicing Agreement.

         "Supplemental Certificate" shall have the meaning specified in Section 3.4(c) of the Trust Agreement.

         "Target Available Subordinated Amount" shall mean, with respect to any Series and for any day, the Available Subordinated Amount that would result if the Available Subordinated Amount for each Series was calculated as if the amount on deposit in the Excess Funding Account was zero and the Incremental Subordinated Amount was zero.

         "Target Invested Amount" shall mean, with respect to any Series and for any day, the Invested Amount that would result if the Invested Amount for such Series was calculated as if the amount on deposit in the Excess Funding Account was zero.

         "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for U.S. federal income tax purposes (a) such action will not cause a taxable event with respect to any Noteholders, (b) in the case of Section 2.14 of the Indenture, the Notes of the new Series will be characterized as debt or an interest in a tax partnership (which partnership will not be treated as a result of issuance of such Notes as a "publicly traded partnership" within the meaning of Section 7704 of the Code and applicable Treasury Regulations) and (c) the Trust will not be treated as an association or publicly traded partnership taxable as a corporation.

         "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Series Supplement.

         "Termination Notice" shall have the meaning specified in Section 7.1 of the Trust Sale and Servicing Agreement.

         "Temporary Notes" shall mean the Notes specified in Section 2.3 of the Indenture.

         "Transfer Date" shall have the meaning specified in Section 2.1 of the Trust Sale and Servicing Agreement.

         "Transfer Deposit Amount" shall mean, with respect to any Receivable reassigned or assigned to the Transferor or the Servicer, as applicable, pursuant to Section 2.4(c) or Section 3.3(c) of the Trust Sale and Servicing Agreement, the amounts specified in such Sections.

         "Transferor" shall mean WODFI LLC, a Delaware limited liability company.

         "Transferor's Certificate" shall mean, the Certificate held by the Transferor.

         "Trust" shall mean the World Omni Master Owner Trust, a Delaware business trust, the corpus of which shall consist of the Trust Assets.

         "Trust Accounts" shall mean the Collection Account, the Excess Funding Account, and any other account so designated in a Series Supplement, collectively.

         "Trust Adjusted Invested Amount" shall mean, at any time of determination, the sum of the Series Adjusted Invested Amounts for all outstanding series at such time.

         "Trust Agreement" shall mean the trust agreement between the Transferor and the Owner Trustee, dated as of the date hereof, as the same may from time to time be amended, modified or otherwise supplemented.

         "Trust Assets" shall have the meaning specified in Section 2.1 of the Trust Sale and Servicing Agreement.

         "Trust Available Subordinated Amount" shall mean, at any time of determination, the sum of the Available Subordinated Amounts, if any, for all outstanding Series at such time.

         "Trust Estate" shall mean all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders and (only to the extent expressly provided in the Indenture) the Certificateholders (including, without limitation, the Collateral described in the Granting Clause of the Indenture), including the proceeds thereof, and any other property and interests that are pledged to the Indenture Trustee for the benefit of Beneficiaries pursuant to a supplement to the Trust Sale and Servicing Agreement or otherwise.

         "Trust Incremental Subordinated Amount" on any Determination Date shall mean the sum of the Overconcentration Amount, the amount of Excess Receivables and the Ineligible Amount, in each case, on such Determination Date.

         "Trust Indenture Act or TIA" shall mean the Trust Indenture Act of 1939, as amended.

         "Trust Sale and Servicing Agreement" shall mean the Trust Sale and Servicing Agreement, dated as of the date hereof between the Servicer, the Transferor and the Owner Trustee, as amended and supplemented from time to time.

         "Trust Termination Date" shall have the meaning specified in Section
7.1 of the Trust Agreement.

         "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

         "Unregistered Note" shall mean any Note that has not been registered under the Securities Act and is subject to the provisions of Section 2.15 of the Indenture.

         "Used Vehicle" shall mean any Vehicle held for sale by a Dealer that is determined to be a "used" Vehicle in accordance with the Servicer's standard wholesale servicing practices.

         "Variable Funding Increased Cost Amount" shall have the meaning specified in the Series Supplement, if any.

         "Vehicle" shall mean an automobile or light-duty truck.

         "Voting Interests" shall mean as of any date, the aggregate outstanding Certificate Balance of all Certificates; provided, however, that if WODFI and its affiliates own less than 100% of the Certificates, Certificates owned by WODFI, the Trust or any Affiliate of WODFI or the Trust (other than the Transferor) shall be disregarded and deemed not to be outstanding, except that, in determining whether the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not WODFI or the Trust or any Affiliate of WODFI or the Trust (other than the Transferor).

         "Weighted Average Series Allocation Percentage" shall mean, with respect to any Series and for any Collection Period, the sum of the Series Allocation Percentages for each day during that Collection Period divided by the number of days in that Collection Period.

         "WODFI" shall mean WODFI LLC, a Delaware limited liability company, and its successors in interest to the extent permitted hereunder.

         "World Omni" shall mean World Omni Financial Corp., a Florida corporation, and its successors in interest.

         "WOWI" shall mean World Omni Wholesale, Inc., a wholly-owned subsidiary of World Omni Financial Corp.

                                   APPENDIX A
                                   ----------

                         PART II - RULES OF CONSTRUCTION

(A) Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

(B) "Hereof," etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word "or" is not exclusive.

(C) Reference to Distribution Dates. With respect to any Distribution Date, the "related Collection Period," and the "related Record Date," will mean the Collection Period and Record Date, respectively, immediately preceding such Distribution Date, and the relationships among Collection Periods and Record Dates will be correlative to the foregoing relationships.

(D) Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(E) Including. Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

                                   APPENDIX B
                                   ----------

                         NOTICE ADDRESSES AND PROCEDURES

                  All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Basic Document to be made upon, given or furnished to or filed with the Transferor, the Servicer, the Administrator, the Indenture Trustee, the Issuer, the Owner Trustee or the Rating Agencies shall be in writing, personally delivered, sent by facsimile with a copy to follow via first class mail, overnight mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

                  (A) in the case of the Transferor, at the following address:

                           WODFI LLC
                           120 N.W. 12th Avenue
                           Deerfield Beach, FL 33442
                           Attn:  Eric M. Gebhard

                  with a copy to:

                           World Omni Financial Corp.
                           120 N.W. 12th Avenue
                           Deerfield Beach, FL 33442
                           Attn:  Eric M. Gebhard

                  (B) in the case of the Servicer or the Administrator, at the following address:

                           World Omni Financial Corp.
                           120 N.W. 12th Avenue
                           Deerfield Beach, FL 33442
                           Attn: Eric M. Gebhard

                  (C) in the case of the Indenture Trustee, at its Corporate Trust Office,

                  (D) in the case of the Issuer or the Owner Trustee, to the Owner Trustee at its Corporate Trust Office,

                           Chase Manhattan Bank Delaware
                           1201 North Market Street
                           8th Floor
                           Wilmington, DE 19801
                           Attn: Michael B. McCarthy
                           with a copy to:

                           WODFI LLC
                           120 N.W. 12th Avenue
                           Deerfield Beach, FL 33442
                           Attn:  Eric M. Gebhard

         The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuer.

                  (E)      in the case of Moody's Investors Service, Inc., to:

                           Moody's Investors Service, Inc.
                           ABS Monitoring Department
                           99 Church Street
                           New York, New York 10007

                  (F) in the case of Standard & Poor's Ratings Services, to:

                           Standard & Poor's Ratings Services
                           55 Water Street
                           40th Floor
                           New York, NY 10041-0003
                           Attention: Asset Backed Surveillance Department

                  (G)      in the case of Fitch, to:

                           Fitch IBCA, Inc.
                           1 State Street Plaza
                           29th Floor
                           New York, NY 10004
                           Attention: Asset Backed Surveillance

or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

                  Where any Basic Document provides for notice to Noteholders or Certificateholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid or by overnight mail to each Noteholder or Certificateholder affected by such condition or event, at such Person's address as it appears on the Note Register or Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to Noteholders or Certificateholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders or Certificateholders shall affect the sufficiency of such notice with respect to other Noteholders or Certificateholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

                                                                       EXHIBIT A

            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
 (As required by Section 2.5(a)(iii) of the Trust Sale and Servicing Agreement).

         ASSIGNMENT No. ___ OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of _________, among WODFI LLC ("WODFI"), as seller, World Omni Master Owner Trust (the "Trust"), as buyer, and World Omni Financial Corp., as servicer (the "Servicer") pursuant to the Trust Sale and Servicing Agreement referred to below.

                              W I T N E S S E T H :

          WHEREAS, the Servicer, WODFI and the Trust are parties to an Amended and Restated Trust Sale and Servicing Agreement dated as of February ___, 2000 (as amended or supplemented, the "Trust Sale and Servicing Agreement"):

         WHEREAS, pursuant to the Trust Sale and Servicing Agreement, WODFI wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables and Collateral Security of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Trust Sale and Servicing Agreement); and

         WHEREAS the Trust is willing to accept such designation and conveyance subject to the terms and conditions hereof;

         NOW, THEREFORE, WODFI, the Trust and the Servicer hereby agree as follows:

                  1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in Appendix A of the Trust Sale and Servicing Agreement unless otherwise defined herein. "Addition Date" shall mean, with respect to the Additional Accounts designated hereby, __________, _____.

                  2. Designation of Additional Accounts. WODFI hereby delivers herewith a computer file or microfiche or written list containing a true and complete list of all such Additional Accounts specifying for each such Account, as of the Additional Cut-Off Date, its account number, the aggregate amount of Receivables outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such file or list shall, as of the date of this Assignment, supplement Schedule 1 to the Trust Sale and Servicing Agreement.

                  3. Conveyance of Receivables.

                  (a) WODFI does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Trust Sale and Servicing Agreement), to the Trust for the benefit of the Securityholders and any Enhancement Providers, on the Addition Date all of its right, title and interest in, to and under the Receivables in such Additional Accounts and all Collateral Security with respect thereto, owned by WODFI and existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time, all monies due or to become due and all amounts received with respect thereto and all proceeds of all of the foregoing (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Florida) and Recoveries thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation or an assumption by the Trust of any obligation of the Servicer, World Omni or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

                  (b) In connection with such sale, WODFI agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper, general intangibles or accounts (as defined in Sections 9-105 and 9-106 of the UCC as in effect in any state where WODFI's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Trust, and to deliver a file- stamped copy of such financing statements or other evidence of such filing to the Trust on or prior to the Addition Date. In addition, WODFI shall cause to be timely filed in the appropriate filing office any form UCC-1 financing statement and continuation statement necessary to perfect any sale of Receivables to the Trust. The Trust shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sale. The parties hereto intend that the sales of Receivables effected by this Agreement be sales.

                  (c) In connection with such sale, WODFI further agrees, at its own expense, on or prior to the Addition Date, to indicate in its computer files that the Receivables created in connection with the Additional Accounts designated hereby have been sold and the Collateral Security assigned to the Trust pursuant to this Assignment for the benefit of the Securityholders and any Enhancement Providers. In addition, in connection with such sales, WODFI shall deliver within __ days after the Addition Date to the Owner Trustee all documents constituting "instruments" (as defined in the UCC as in effect in the applicable jurisdiction) with such endorsements attached as the Trust may reasonably require.

                  4. Acceptance by the Trust. Subject to the satisfaction of the conditions set forth in Section 6 of this Assignment, the Trust hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of the Securityholders and any Enhancement Providers. The Trust further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, WODFI delivered to the Trust the computer file or microfiche or written list relating to the Additional Accounts described in Section 2 of this Assignment.

                  5. Representations and Warranties of WODFI. WODFI hereby represents and warrants to the Trust, as of the date of this Assignment and as of the Addition Date that:

                  (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of WODFI, enforceable against WODFI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (b) Organization and Good Standing. WODFI is a limited liability company duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Assignment;

                  (c) Due Qualification. WODFI is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder;

                  (d) Eligible Accounts. Each Additional Account designated hereby is an Eligible Account;

                  (e) Selection Procedures. No selection procedures believed by WODFI to be adverse to the interests of the Noteholders, the Certificateholders or any Enhancement Providers were utilized in selecting the Additional Accounts designated hereby;

                  (f) Insolvency. As of the Notice Date and the Addition Date, WODFI is not insolvent nor, after giving effect to the conveyance set forth in
Section 3 of this Assignment, will it have been made insolvent, nor is it aware of any pending insolvency;

                  (g) Valid Transfer. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of WODFI in the Receivables and the related Collateral Security and the proceeds thereof and upon the filing of the financing statements described in Section 3 of this Assignment with the Secretary of State of the State of Florida and other applicable states and, in the case of the Receivables and the Collateral Security hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected ownership interest in such property;

                  (h) Due Authorization. The execution and delivery of this Assignment and the consummation of the transactions provided for or contemplated by this Assignment have been duly authorized by WODFI by all necessary action on the part of WODFI;

                  (i) No Conflict. The execution and delivery of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which WODFI is a party or by which it or its properties are bound;

                  (j) No Violation. The execution and delivery of this Assignment by WODFI, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof will not conflict with or violate any material Requirements of Law applicable to WODFI;

                  (k) No Proceedings. There are no proceedings or, to the best knowledge of WODFI, investigations pending or threatened against WODFI before any Governmental Authority (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of WODFI, would materially and adversely affect the performance by WODFI of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal or any State income, single business or franchise tax systems;

                  (l) Record of Accounts. As of the Addition Date, Schedule 1 to this Assignment is an accurate and complete listing in all material respects of all the Additional Accounts as of the Additional Cut-Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Additional Cut-Off Date;

                  (m) No Liens. Each Receivable and all Collateral Security existing on the Addition Date has been conveyed to the Trust free and clear of any Lien;

                  (n) All Consents Required. With respect to each Receivable and all Collateral Security existing on the Addition Date, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by WODFI in connection with the conveyance of such Receivable or Collateral Security to the Trust, the execution and delivery of this Assignment and the performance of the transactions contemplated hereby have been duly obtained, effected or given and are in full force and effect; and

                  (o) Eligible Receivables. On the Additional Cut-Off Date, each Receivable conveyed to the Trust as of such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with Section 2.9 of the Trust Sale and Servicing Agreement.

                  6. Conditions Precedent. The acceptance of the Trust set forth in Section 4of this Assignment is subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by WODFI in Section 5 of this Assignment shall be true and correct as of the date of this Assignment and as of the Addition Date;

                  (b) Agreement. Each of the conditions set forth in Section 2.5(a) of the Trust Sale and Servicing Agreement (other than Sections 2.4(a)(ii), (iii) (vi), (v) and (vii) in the case of Automatic Additional Accounts designated by WODFI pursuant to Section 2.5(b) of the Trust Sale and Servicing Agreement) applicable to the designation of the Additional Accounts to be designated hereby shall have been satisfied; and

                  (c) Additional Information. WODFI shall have delivered to the Trust such information as was reasonably requested by the Trust to satisfy itself as to the accuracy of the representation and warranty set forth in
Section 5(d) of this Assignment.

                  7. Ratification of Agreement. As supplemented by this Assignment, the trust Sale and Servicing Agreement is in all respects ratified and confirmed and the Trust Sale and Servicing Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

                  8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties in separate counterparts),each of which shall be an original but all of which together shall constitute one and the same instrument.

                  9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS OR ANY OTHER JURISDICTION'S CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                     * * * *

         IN WITNESS WHEREOF, WODFI, Trust and the Servicer have caused this Assignment to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                  WODFI LLC,
                                  as Transferor

                                  By: ________________________________
                                  Name:
                                  Title:



                                  WORLD OMNI MASTER OWNER TRUST
                                  By: CHASE MANHATTAN BANK
                                  DELAWARE, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust



                                  By: ________________________________
                                  Name:
                                  Title:



                                  WORLD OMNI FINANCIAL CORP.,
                                  as Servicer

                                  By: ________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT B
                                                                       ---------

                      FORM OF ANNUAL SERVICER'S CERTIFICATE

          (As required to be delivered on or before (April 30) of each calendar year beginning with April 30, 2000, pursuant to
             Section 3.5 of the Trust Sale and Servicing Agreement)


                           WORLD OMNI FINANCIAL CORP.

                 -----------------------------------------------

                          WORLD OMNI MASTER OWNER TRUST
                 -----------------------------------------------


                  The undersigned, duly authorized representatives of World Omni Financial Corp. ("WOFCO"), as Servicer, pursuant to the Amended and Restated Trust Sale and Servicing Agreement dated as of February __, 2000 (as amended and supplemented, or otherwise modified and in effect from time to time, the "Agreement"), by and among WODFI LLC, as Transferor, WOFCO, as Servicer, and World Omni Master Owner Trust, as the Trust, do hereby certify that:

                  1. WOFCO is, as of the date hereof, the Servicer under the Agreement.

                  2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Rating Agencies, the Owner Trustee, the Indenture Trustee, any Agent and any Enhancement providers.

                  3. A review of the activities of the Services during the calendar year ended December 31, ____, and of its performance under the Agreement was conducted under our supervision.

                  4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                  5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to us to have been made by the Servicer during the year ended December 31, ____, which sets forth in detail the (a) nature of each such default, (b) the action taken by the Servicer, if any, to remedy each such default and (c) the current status of each such default: (If applicable, insert "None.")

                  Capitalized terms used but not defined herein are used as defined in the Agreement.

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate this ____ day of __________.





                                   By:______________________________________
                                      Name:
                                      Title:

                                   By:______________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT C

                           FORM OF OPINION OF COUNSEL

                  Provisions to be included in Opinion of Counsel to be delivered pursuant to Section 2.5(a)(ix) of the Trust Sale and Servicing Agreement.

                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to WODFI LLC ("WODFI"), delivered on any Closing Date. Capitalized terms used but not defined herein are used as defined in Part I of Appendix A to the Amended and Restated Trust Sale and Servicing Agreement, dated as of February __, 2000 (the "Trust Sale and Servicing Agreement"), between WODFI, as Transferor, and World Omni Master Owner Trust, as the Trust.

                  1. The Assignment has been duly authorized, executed and delivered by WODFI, and constitutes the valid and legally binding obligation of WODFI, enforceable against WODFI in accordance with its terms.

                  2. Assuming the Receivables in the Additional Accounts are created under, and are evidenced solely by, Floorplan Financing Agreements, such Receivables will constitute either "instruments","general intangibles" or "chattel paper" as defined under Sections 9-105 and 9-106 of the UCC.

                  3. With respect to Receivables in the Additional Accounts in existence on the date hereof [and with respect to Receivables in the Additional Accounts] that come into existence after the date hereof, upon the creation of such Receivables and the subsequent transfer of such Receivables to the Trust free and clear of any Liens in accordance with the Trust Sale and Servicing Agreement and receipt by WODFI of the consideration therefor required pursuant to the WODFI Agreement, a bankruptcy court having jurisdiction over WODFI (i) would not be entitled to compel the turnover of such Receivables or the proceeds thereof to WODFI under Section 542 of the Bankruptcy Code and (ii) would not be entitled to treat such Receivables or the proceeds thereof as assets included in the estate of World Omni pursuant to Section 541 of the Bankruptcy Code or subject to the automatic stay provision of Section 362(a) of the Bankruptcy Code.

                                                                       EXHIBIT D
                                                                       ---------

                       FORM OF REASSIGNMENT OF RECEIVABLES
                                  AND ACCOUNTS
                 (Pursuant to Section 2.7 of the Trust Sale and
                     Servicing Agreement referred to below)


                           REASSIGNMENT NO. _____ OF RECEIVABLES, dated as of
__________, _____ (the "Reassignment"), by and between WODFI LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Transferor"), and World Omni Master Owner Trust, a Delaware business trust (the "Trust"), pursuant to the Trust Sale and Servicing Agreement referred to below.

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Transferor and the Trust are parties to the Amended and Restated Trust Sale and Servicing Agreement dated as of February __, 2000 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Trust Sale and Servicing Agreement");

                  WHEREAS, pursuant to the Trust Sale and Servicing Agreement, the Trust wishes to reconvey to the Transferor all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 2.7 of the Trust Sale and Servicing Agreement (as each such term is defined in the Trust Sale and Servicing Agreement);

                  WHEREAS, the Transferor is willing to accept the reconveyance of the Receivables subject to the terms and conditions hereof;

                  NOW THEREFORE, the Transferor and the Trust hereby agree as follows:

                  1. Defined Terms. All terms defined in the Trust Sale and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "Reassignment Date" shall mean __________ ___, ____.

                  2. Return of Lists of Accounts. The Trust shall deliver to the Transferor, not later than three Business Days after the Reassignment Date, each and every computer file or microfiche list of Accounts delivered to the Trust pursuant to the terms of the Trust Sale and Servicing Agreement.

                  3. Conveyance of Receivables.

                  a. The Trust does hereby reconvey to the Transferor, without recourse, on and after the Reassignment Date, all right, title and interest of the Trust in, to and under each and every Receivable and related Collateral Security now existing and hereafter created in the Accounts, all monies due or to become due with respect thereto, including all proceeds of all of the foregoing (as defined by the appropriate UCC) of such Receivables.

                  b. In connection with such transfer, the Trust agrees to execute and deliver to the Transferor on or prior to the date of this Reassignment, such UCC termination statements as the Transferor may reasonably request, evidencing the release by the Trust of its Lien on the Receivables.

                  4. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  5. Governing Law. This Reassignment shall be construed in accordance with the laws of the State of New York.

                                     * * * *

                  IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                WODFI LLC,
                                as Transferor

                                By____________________________________
                                  Name:
                                  Title:

                                WORLD OMNI MASTER OWNER TRUST
                                By: CHASE MANHATTAN BANK
                                    DELAWARE, not in its individual
                                    capacity, but solely as Owner Trustee on
                                    behalf of the Trust,


                                By____________________________________
                                  Name:
                                  Title:

                                                                      Schedule 1

                                LIST OF ACCOUNTS

                                                                      Schedule 2

                                   PROCEEDINGS

         As part of its regular examination process of the consolidated federal income tax returns of JM Family Enterprises and its subsidiaries (including World Omni) for certain prior years, the IRS has reviewed, among other things, transactions that were consummated between 1990 and 1994 relating to retail lease contracts and not to wholesale floorplan receivables. The IRS has proposed treating the lease transactions as sales rather than financings for federal income tax purposes, which would affect World Omni's depreciation deductions. It has also proposed treating the origination trust and each securitization trust created for those transactions as an association taxable as a corporation rather than a trust for federal income tax purposes. In connection with each transaction, World Omni received an opinion of tax counsel to the effect that these transactions were properly treated as financings for federal income tax purposes and that neither the origination trust nor the relevant securitization would be treated as an association taxable as a corporation for federal income tax purposes. While management believes that a challenge by the IRS would be unsuccessful, we cannot assure you of this result. The IRS has also proposed changes to a number of other positions that were taken on the tax returns it is examining.

         Management is vigorously defending its positions and believes that the ultimate resolution of all of the issues will not have a material adverse effect on securityholders, JM Family Enterprises' or World Omni's operations and financial condition or the financial condition of the Trust. However, if the IRS were to prevail on certain of these issues, it could have a material adverse effect on JM Family Enterprises' or World Omni's operations and financial condition or the financial condition of the Trust. Nevertheless, management believes that, even if the IRS were to prevail on all of these issues it would not result in any material impairment of World Omni's ability to perform its obligations and its duties as Servicer under the Basic Documents. Management cannot, however, assure you of this result.

         The IRS recently began a routine examination of World Omni's 1995-1997 tax returns. World Omni expects that this examination may include a review of the 1996 transaction in which World Omni's dealer receivables were securitized.

                                                                     Schedule 3


                             LIST OF TRUST ACCOUNTS